Filed Pursuant to Rule 424(b)(3)
File No. 333-188743
333-188743-01

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

61,000,000 Common Units of Beneficial Interest

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND (the “Fund”), is organized as a Delaware statutory trust, that issues units (the “Shares”) that may be purchased or sold on the New York Stock Exchange ARCA (“NYSE-ARCA”). Shares may be purchased from the Fund only in one or more blocks of 50,000 Shares (each, called a “Basket”). The Fund will accept subscriptions for Shares in Baskets from certain authorized participants (“Authorized Participants”), during a continuous offering period. During the continuous offering period, the Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the Net Asset Value of 50,000 Shares as of the closing time of NYSE-ARCA, or the last to close of the exchanges on which the Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Fund commenced trading on the American Stock Exchange on January 24, 2008 and its listing was transferred to the NYSE-ARCA platform on November 25, 2008 in connection with the NYSE-ARCA’s purchase of the American Stock Exchange.

The Fund invests the proceeds of its offering of Shares in GreenHaven Continuous Commodity Index Master Fund (the “Master Fund”). The Master Fund is organized as a Delaware statutory trust. The Master Fund actively invests in exchange-traded futures on the commodities comprising the Continuous Commodity Total Return Index (CCI-TR) (the “Index”), with a view to tracking the performance of the Index over time. The sponsor of the Fund is GreenHaven Commodity Services LLC (the “Managing Owner”) which has an exclusive license with respect to the creation of U.S. exchange traded funds with Thomson Reuters America, LLC which developed, owns and operates the Index. “Continuous Commodity Total Return Index” is a trademark of Thomson Reuters America, LLC.

The Fund is not a mutual fund registered under the Investment Company Act of 1940, as amended, and is not subject to regulation under such Act.

Some of the risks of investing in the Fund include:

●	Investing in futures contracts is highly speculative which could result in large fluctuations in the price of the Fund’s Shares.

●	The Fund and the Managing Owner may have conflicts of interest, which may permit them to favor their own interests to your detriment.

●	You could lose all or substantially all of your investment.

Investing in the Fund involves other significant risks. The Shares are speculative securities and their purchase involves a high degree of risk. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO THE “RISK FACTORS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.
Price Per Unit(1)	Price Per Basket(1)	Proceeds to the Fund(1)
27.23	$1,361,500	$1,661,030,000

(1)	Estimate based on the price that would have been in effect on May 15, 2013. Price may vary based on Net Asset Value in effect on a particular day.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

The date of this Prospectus is September 24, 2013

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COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 42 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, ON PAGES 1 THROUGH 9

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND AND THE MASTER FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND AND THE MASTER FUND FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUND AND THE MASTER FUND ARE POSTED AT THE SEC WEBSITE AT http://www.sec.gov.

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REGULATORY NOTICES

NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MASTER FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

THE BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS AND BASKET CREATION AND REDEMPTION BOOKS AND RECORDS WILL BE MAINTAINED AT THE OFFICES OF GREENHAVEN COMMODITY SERVICES; TELEPHONE NUMBER (404) 239-7938; ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS WILL BE MAINTAINED BY GREENHAVEN COMMODITY SERVICES, TELEPHONE NUMBER (404) 239-7938. ALL OTHER BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE MASTER FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O GREENHAVEN COMMODITY SERVICES LLC, 3340 PEACHTREE ROAD, SUITE 1910, ATLANTA, GEORGIA 30326; TELEPHONE NUMBER (404) 239-7938. SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER GREENHAVEN CONTINUOUS COMMODITY INDEX FUND NOR GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

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GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

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SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in any Shares. This Prospectus is intended to be used beginning September 24, 2013.

The Fund; The Master Fund
The GreenHaven Continuous Commodity Index Fund (the “Fund”; “Fund” may also refer to the Fund and the Master Fund, collectively as the context requires) was formed as a Delaware statutory trust on October 27, 2006. The Fund issues common units of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

The GreenHaven Continuous Commodity Index Master Fund (the “Master Fund”), was formed as a Delaware statutory trust on October 27, 2006. The Master Fund issues common units of beneficial interest (the “Master Fund Units”), which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The term of the Master Fund is perpetual (unless terminated earlier in certain circumstances).

The principal offices of the Fund and the Master Fund are located at c/o GreenHaven Commodity Services LLC (the “Managing Owner”), 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, and its telephone number is (404) 239-7938.

The Fund invests substantially all of its assets in the Master Fund in a master-feeder structure. The Fund holds no investment assets other than Master Fund Units. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlates with a Master Fund Unit issued by the Master Fund and held by the Fund.

Under the Trust Declaration of the Fund and the Master Fund, CSC Trust Company of Delaware, the Trustee of the Fund and the Master Fund (the “Trustee”) has delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Delaware law, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement.

NYSE-ARCA Listing	The Shares of the Fund are listed on the NYSE-ARCA under the symbol “GCC.” Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Prior to the offering contained in this Prospectus, the Fund has issued under (i) a previous registration statement (available on the SEC’s website at http://www.sec.gov), dated January 18, 2008, up to 4 million Shares, and (ii) a previous registration statement (available on the SEC’s website at http://www.sec.gov), dated May 14, 2009, up to an additional 21,000,000 Shares and (iii) a previous registration statement (available on the SEC’s website at http://www.sec.gov), dated January 25, 2011 up to an additional 20,000,000 Shares.

This offering is for an additional 61,000,000 Shares.

The Fund’s CUSIP number is: 395258 106.

Purchases and Sales in the Secondary Market, on the NYSE-ARCA	The Shares of the Fund trade on the NYSE-ARCA. The Shares are intended to provide investment results that generally correspond to the performance of the Index.

Baskets of Shares may be created or redeemed only by Authorized Participants. Baskets are created when there is sufficient demand for

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Shares that the market price per Share is at a premium to the Net Asset Value per Share. Authorized Participants will then sell such Shares, which will be listed on the NYSE-ARCA, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE-ARCA and the supply of and demand for Shares at the time of sale and are expected to fall between Net Asset Value and the trading price of the Shares on the NYSE-ARCA at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the Net Asset Value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE-ARCA, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the Net Asset Value per Share, but these valuations are expected to be very close. Investors are able to use the indicative intra-day value of the Fund to determine if they want to purchase on the secondary market via the NYSE-ARCA.

The indicative intra-day value of the Fund is provided by NYSE-ARCA every fifteen (15) seconds throughout each trading day and disseminated on the Managing Owner’s website, www.greenhavenfunds.com and on the NYSE-ARCA’s website www.nysearca.com. The Managing Owner publishes the Net Asset Value of the Fund and the Net Asset Value per Share daily on its website.

Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

The Index
Thomson Reuters America LLC is the owner, publisher, and custodian of the Continuous Commodity Total Return Index (“CCI-TR” or “Index”) which represents a total return version of the underlying commodities of the tenth revision (as of January 2013) of the original Commodity Research Bureau Index (the “CRB Index”). The CCI-TR is not the CRB Index. The base year of the Continuous Commodity Index (CCI) is 1967 with a starting value of 100. The CCI-TR was originally calculated to produce a ratio of the current price to the base year average price, which is 1967, and has a history going back to 1957. The base year for the CCI-TR is 1982, with a starting value of 100.

On January 7, 2013, the CCI Index was revised for a tenth time to include CME Soybean oil and remove ICE Frozen Concentrated Orange Juice at an equivalent allocation. Additionally, the Index methodology was changed from geometric averaging to arithmetic averaging and a five-day roll period replaced the former one-day period.

The Managing Owner has an exclusive license to develop and create U.S. exchange traded funds with Thomson Reuters America LLC which developed, owns and operates the CCI-TR. The Continuous Commodity Index is a trademark of Thomson Reuters America LLC.

The Index is a broad based commodity index that reflects the price movement of 17 exchange-traded futures contracts. The commodities are considered in equal-weights, which are maintained through continuous arithmetic averaging.  The current commodities that comprise the Index (the “Index Commodities”) are: Corn, Wheat, Soybeans, Live Cattle, Lean Hogs, Gold, Silver, Copper, Cocoa, Coffee, Sugar #11, Cotton, Soybean Oil, Platinum, Crude Oil, Heating Oil and Natural Gas.

The commodity weights that are rebalanced to their equal target weights with each price update in turn consist of the averages of at least 2 and up 5 contracts for each commodity. The combination of referring to contracts across the term structure and the equal weighting of their price averages results in relatively broad exposure to prices as compared to the exposure other futures based commodity indices provide.

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Methodology: Real time values and daily values based on settlement prices for index are calculated and published by Thomson Reuters, the real time and settlement values are also carried by NYSE Arca. The daily return is calculated by multiplying the previous day index value with the daily return of the reference basket.

Investment Objective
The investment objective of the Fund, through its investment in the Master Fund, is to reflect the performance of the Index, over time, less the expenses of the Fund and the Master Fund’s overall operations.

The Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities, as well as holding cash and United States Treasury securities and other high credit quality short-term fixed income securities (together with the Index Commodities, the “Portfolio”) for deposit with the Master Fund’s Commodity Broker as margin.

The Master Fund’s portfolio is traded with a view to reflecting the performance of the Index over time, whether the Index is rising, falling or flat over any particular period. The Master Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Master Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner adjusts the Portfolio on a daily basis to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the Portfolio at least monthly or more frequently in the case of significant changes to the Index. The Managing Owner applies trading limits on a per-order and a per-day basis per its discretion to mitigate the risk of trading errors as well as comply with all Commodity Futures Trading Commission, federal, and state regulations regarding position limits.

There can be no assurance that the Master Fund, or indirectly the Fund, will achieve its investment objective or avoid substantial losses. The Master Fund commenced trading and has performance history limited to its inception on January 24, 2008. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units

Breakeven Amounts
The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Fund during the first twelve (12) months of investment is 1.05% per annum of the Net Asset Value in respect of Shares purchased plus the amount of any commissions charged by the investor’s broker. Interest income is expected to be approximately 0.02% per annum, based upon the current yield on the three month U.S. Treasury bill. Consequently, the Fund is expected to break even in twelve (12) months provided that it generates gains of 1.03% per annum in respect of Shares purchased plus the amount of any commissions charged by the investor’s broker. The brokerage commission rates an investor may pay to the investor’s broker in connection with a purchase of Shares during the continuous offering period will vary from investor to investor.

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Investment Risks
AN INVESTMENT IN SHARES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD BE AWARE THAT:

●        You could lose a substantial portion or all of your investment.

●         Commodity trading is highly speculative and the Index, on which the Master Fund’s trading is based, is likely to be volatile and could suffer from periods of prolonged decline in value.

●         The Fund, the Master Fund and the Managing Owner do not have operating history prior to the commencement of trading on January 24, 2008.

●         The Fund, Master Fund and the Managing Owner are subject to numerous conflicts of interest, including those arising from the fact that the Managing Owner may also serve as the managing owner and commodity pool operator for other commodity pools and investment funds, and may sponsor others.

●         The Fund and the Master Fund are subject to the fees and expenses described herein and will be successful only if significant losses are avoided. To break even in one year on Shares purchased the Fund must generate, on an annual basis, gains in excess of 1.03%.

●         Past performance of the Index is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

●         The trading of the Master Fund takes place in very volatile markets.

●         The Commodity Futures Trading Commission (the “CFTC”) and commodity exchange rules impose speculative position limits on market participants trading in certain commodities included in the Index. If position limits are applied to the Master Fund, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in these additional futures contracts may be limited to the extent these activities would cause the Master Fund to exceed applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on NYSE-ARCA, and the Net Asset Value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to Net Asset Value of the Fund.

●         Performance may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

See “RISK FACTORS” beginning on page 1 for additional risks you should consider.

The Trustee
CSC Trust Company of Delaware (“the Trustee”) is the sole trustee of the Fund and the Master Fund. The Trustee delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund.

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The Managing Owner
GreenHaven Commodity Services LLC, a Delaware limited liability company, serves as Managing Owner of the Fund and the Master Fund. The Managing Owner was formed on October 18, 2006. Prior to that date, neither the Managing Owner nor any of its trading principals had ever operated a commodity pool. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the National Futures Association (the “NFA”). As a registered commodity pool operator and commodity trading advisor, with respect to both the Fund and the Master Fund, the Managing Owner is required to comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and the NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326. The telephone number of the Managing Owner is (404) 239-7938.

The Commodity Broker
A variety of executing brokers may execute futures transactions on behalf of the Master Fund. The Managing Owner has designated Morgan Stanley & Co. LLC (together with its parent Morgan Stanley, Morgan Stanley Wealth Management, and its consolidated subsidiaries are collectively referred to as “MS&Co” hereafter), as the Master Fund’s commodity broker (the “Commodity Broker”), to which the executing brokers give-up all such transactions. In its capacity as clearing broker, the Commodity Broker may execute and clear each of the Master Fund’s futures transactions and perform certain administrative services for the Master Fund. The Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $20 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees together with the routine, operational, administrative and other ordinary expenses of the Fund and the Master Fund as described below in the section entitled “Brokerage Commissions and Fees; Routine Operational, Administrative and Other Ordinary Expenses” to exceed 0.20% of the Net Asset Value of the Master Fund in any year, although the actual amount of such brokerage commissions, fees and expenses in any year may be greater.

The Administrator	The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York, N.A. (“BONY”) as the administrator of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith (the “Administration Agreement”). BONY serves as custodian (the “Custodian”), of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. BONY serves as the transfer agent (the “Transfer Agent”), of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

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BONY, a banking corporation organized under the laws of the State of New York with trust powers, has an office at One Wall Street, New York, New York 10286. BONY is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the Net Asset Value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a participant agreement may be obtained from the Administrator by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at the Fund’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including Net Asset Value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants.

The Administration Agreement will continue in effect unless terminated on at least ninety (90) days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon thirty (30) days prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid by the Master Fund and are accrued as part of the routine operational, administrative and other ordinary expenses for which the Funds are responsible as described below in the Section entitled “Brokerage Commissions and Fees; Routine Operational, Administrative and Other Ordinary Expenses.”

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund or the Master Fund.

The Distributor	The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc. (the “Distributor”), to assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including receiving and processing orders from Authorized Participants to create and redeem Baskets, coordinating the processing of such orders and related functions and duties. The Distributor will retain all marketing materials and Basket creation and redemption books and records at its office, c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203; Telephone number (303) 623-2577. Investors may contact the Distributor toll-free in the U.S. at (800) 320-2577. The Fund has entered into a Distribution Services Agreement with the Distributor. The Distributor is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service

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provider of administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds.

The Managing Owner will pay the Distributor approximately $50,000 per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of the Fund.

The Marketing Agent
The Managing Owner, on behalf of the Fund and Master Fund, has appointed ALPS Distributors, Inc., as a marketing agent (the “Marketing Agent”) to the Fund and Master Fund. The Marketing Agent will provide assistance to the Managing Owner with certain functions and duties, such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus, providing support to national account managers’ and wholesalers’ field activities and assisting national account managers in implementing a sales strategy. The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent will engage in public seminars, road shows, conferences, media interviews, field incoming telephone “800” number calls and distribute sales literature and other communications (including electronic media) regarding the Fund. Investors may contact the Marketing Agent, toll-free in the U.S. at (800) 320-2577.

The Managing Owner, out of the Management Fee (defined below), pays the Marketing Agent for performing its duties on behalf of the Fund and the Master Fund.

In accordance with the terms of the Distribution Services Agreement which would have renewed on January 7, 2013, the Managing Owner has informed the Distributor that instead of automatically renewing it intends to meet with the Distributor to review the terms of the agreement. The terms of the present agreement remains in effect until amended.

Authorized Participants
Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company (“DTC”), and (3) have entered into a participant agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund. See “Creation and Redemption of Shares” for more details.

Creation and Redemption of Shares	The Fund will create and redeem Shares from time to time, but only in one or more Baskets. A Basket is a block of 50,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 to the Fund in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC if they are participants in DTC, or indirectly through entities that are participants in DTC.

Continuous Offering Period	Since trading of the Fund commenced, the Fund issues Shares in Baskets

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to Authorized Participants continuously as of noon (12:00 pm), New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the Net Asset Value of 50,000 Shares as of the closing time of NYSE-ARCA or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering under this prospectus at any time.

Net Asset Value
“Net Asset Value” means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net Asset Value per Share is the Net Asset Value of the Fund divided by the number of outstanding Shares. See “Certain Material Terms of the Trust Declaration — Net Asset Value” for more details.

Segregated Accounts/ Interest Income
The proceeds of the offerings are deposited in cash in a segregated account in the name of the Master Fund at the Commodity Broker (or other eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Master Fund is credited with one hundred percent (100%) of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest the Master Fund’s non-margin assets in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned is estimated to be 0.02% per annum, based upon the current yield on the three (3) month U.S. Treasury bill. This interest income is used to pay or offset the expenses of the Fund. See “Fees and Expenses” for more details.

Fees and Expenses
Upfront Selling Commission. No upfront selling commissions are charged during the continuous offering period, although it is expected that investors will be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Management Fee. The Fund pays the Managing Owner a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.85% per annum of the average amount of daily net assets of the Master Fund. No separate management fee will be paid by the Fund.

Organization and Offering Expenses. Expenses incurred in connection with organizing the Fund and the offering of the Shares for the Fund’s initial continuous offering period commencing on January 23, 2008 were paid by GreenHaven, LLC, a limited liability company organized in the State of Georgia, which is the sole member of the Managing Owner. On May 14, 2009 the Fund and Master Fund registered an additional 21,000,000 units for issuance, and on January 25, 2011, the Fund and the Master Fund registered an additional 20,000,000 units for issuance. The Managing Owner has paid for the expenses in connection with this current prospectus. Neither GreenHaven, LLC nor the Managing Owner will be reimbursed in connection with the payment of the organizational and offering expenses. The Fund is not required to reimburse GreenHaven, LLC or its affiliates or the Company or its affiliates for any such costs incurred for any related period.

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Brokerage Commissions and Fees; Routine Operational, Administrative and Other Ordinary Expenses. The  Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $20 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees as well as routine operational, administrative and other ordinary expenses for which the Funds are responsible, including, but not limited to, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs, to exceed 0.20% of the Net Asset Value of the Master Fund in any year, although the actual amount of such fees and expenses in any year may be greater.  These estimates are based on the Net Asset Value of $26.78 on September 10, 2013.

Unusual Fees and Expenses. The Fund pays all the unusual fees and expenses, if any, of the Fund. Such unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Ongoing Expenses to be Paid First Out of Interest Income. The Management Fee and ordinary ongoing expenses of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise.

Distributions
The Fund will make distributions at the discretion of the Managing Owner. Because the Managing Owner does not presently intend to make ongoing distributions (but may do so from time to time in its sole discretion), an investor’s income tax liability for its pro rata share of the Fund’s income and gains will, in all likelihood, exceed any distributions received.

Limitation of Liabilities
Shareholders cannot lose more than their investment in the Shares. Shareholders are entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Fiscal Year	The Fund’s fiscal year ends on December 31 of each year.

Financial Information	The Fund and the Master Fund file quarterly and annual reports with the SEC. These can be accessed at www.sec.gov or the Fund’s website www.greenhavenfunds.com, free of charge.

U.S. Federal Income Tax Considerations
Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund and the Master Fund are each classified as partnerships for United States federal income tax purposes. Accordingly, neither the Master Fund nor the Fund will incur United States federal income tax liability; rather, each beneficial owner of the Fund’s Shares is required to take into account its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares.

Reports to Shareholders
The Managing Owner will furnish the Shareholders with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. Shareholders also will be provided with appropriate

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information to permit them to file their United States federal and state income tax returns on a timely basis.

Cautionary Note Regarding Forward-Looking Statements
This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund and the Master Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund and the Master Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

Undue reliance should not be placed on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

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THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.
WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE SHARES

You could lose money investing in the Shares.  You should consider carefully the risks described below before making an investment decision.  You should also refer to the other information included in this prospectus, as well as information found in our periodic reports, which include the Fund’s financial statements and the related notes, that are incorporated by reference.  See “Additional Information.”

The Value of the Shares Relates Directly to the Value of the Commodity Futures and Other Assets Held by the Master Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.

The Shares are designed to reflect, as closely as possible, the performance of the Index through the Master Fund’s portfolio of exchange-traded futures on the Index Commodities. The value of the Shares relate directly to the value of the portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund and the Master Fund. The price of the Index Commodities may fluctuate widely based on many factors. Some of those factors are:

●	changing supply and demand relationships;

●	general economic activities and conditions;

●	weather and other environmental conditions;

●	acts of God;

●	agricultural, fiscal, monetary and exchange control programs and policies of governments;

●	national and international political and economic events and policies;

●	changes in rates of inflation; or

●	the general emotions and psychology of the marketplace, which at times can be volatile and unrelated to other more tangible factors.

In addition to the factors set forth above, each commodity has risks that are inherent in the investment in such commodity.

Metals Commodities: Price movements in futures contracts held by the Master Fund, in metals commodities such as gold, silver, platinum and copper are affected by many specific other factors. Some of these metal specific factors include, but are not limited to:

●
A change in economic conditions, such as a recession, can adversely affect the price of both industrial and precious metals. An economic downturn may have a negative impact on the usage and demand of metals which may result in a loss for the Master Fund.

●	A sudden shift in political conditions of the world’s leading metal producers may have a negative effect on the global pricing of metals.

●	An increase in the hedging of precious metals may result in the price of precious metals to decline.

●	Changes in global supply and demand for industrial and precious metals.

●	The price and quantity of imports and exports of industrial and precious metals.

●	Technological advances in the processing and mining of industrial and precious metals.

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Agricultural Commodities: Price movements in futures contracts held by the Master Fund in agricultural commodities, such as wheat, corn and soybeans, are affected by many factors. Some of these agricultural specific factors include, but are not limited to:

●	Farmer planting decisions, general economic, market and regulatory factors all influence the price of agricultural commodities.

●
Weather conditions, including hurricanes, tornadoes, storms and droughts, may have a material adverse effect on crops, live cattle, live hogs and lumber, which may result in significant fluctuations in prices in such commodities.

●	Changes in global supply and demand for agriculture products.

●	The price and quantity of imports and exports of agricultural commodities.

●	Political conditions, including embargoes and war, in or affecting agricultural production, imports and exports.

●	Technological advances in agricultural production.

●	The price and availability of alternative agricultural commodities.

Energy Commodities: Price movements in futures contracts held by the Master Fund in energy commodities, such as crude oil, heating oil and natural gas, are subject to risks due to frequent and often substantial fluctuations in energy commodity prices. In the past, the prices of natural gas and crude oil have been extremely volatile, and the Managing Owner expects this volatility to continue. The markets and prices for energy commodities are affected by many factors. Some of those factors include, but are not limited to:

●	Changes in global supply and demand for oil and natural gas.

●	The price and quantity of imports and exports of oil and natural gas.

●	Political conditions, including embargoes and war, in or affecting other oil producing activities.

●	The level of global oil and natural gas exploration and production.

●	The level of global oil and natural gas inventories, production or pricing.

●	Weather conditions.

●	Technological advances effecting energy consumption.

●	The price and availability of alternative fuels.

None of these factors can be controlled by the Managing Owner. Even if current and correct information as to substantially all factors are known or thought to be known, prices still will not always react as predicted. The profitability of the Fund and the Master Fund will depend on whether the Master Fund’s commodities portfolio increases in value over time. If the value increases, the Fund will only be profitable if such increases exceed the fees and expenses of the Fund. If these values do not increase, the Fund will not be profitable and will incur losses.

Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The Net Asset Value of the Shares will change as fluctuations occur in the market value of the Master Fund’s portfolio. Investors should be aware that the public trading price of a Basket of Shares may be different from the Net Asset Value of a Basket of Shares (i.e., Shares may trade at a premium over, or a discount to, the Net Asset Value of a Basket of Shares) and similarly the public trading market price per Share may be different from the Net Asset Value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket of

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Shares at a discount or a premium to Net Asset Value. This price difference may be due, in large part, to the fact that supply and demand forces are at work in the secondary trading market for Shares that is closely related to, but not identical to, the same forces influencing the prices of the Index Commodities trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time to time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track Net Asset Value per Share closely over time.

Investors should be aware that if the Fund issues all its authorized shares it could have to cease creating new Baskets. This could increase the possibility that the trading price of the Fund’s shares may not accurately reflect the Index or the Net Asset Value of the Fund. The Fund commenced investment operations on January 23, 2008 with 4,000,000 shares registered. On March 26, 2009 the Fund had issued all but one Basket of 50,000 shares under its previous registration statement and had to cease creating new Baskets of Shares. On May 14, 2009 the Fund registered an additional 21,000,000 Shares and resumed creating new Baskets of Shares.  On January 25, 2011, the Fund registered an additional 20,000,000 Shares.  As of September 13, 2013, the Fund had issued 13,950,000 Shares of the 20,000,000 authorized related to such offering.

Moreover, soon after new Baskets of Shares are created and sold under this Prospectus, there is a possibility that the availability of newly created Shares may (or may not) affect the trading price of the Shares already issued, and both current Shareholders and purchasers of newly created Shares could be adversely affected by falling trading prices.

Your investment could suffer in the event that Thomson Reuters America LLC decides to terminate the License Agreement between itself and the Managing Owner.

Thomson Reuters America LLC entered into a License Agreement with the Managing Owner whereby the Managing Owner was granted an exclusive license with respect to the development and creation of U.S. exchange traded funds. The amended license agreement granted to the Managing Owner has a term ending October 1, 2013 and may be terminated under certain circumstances which could cause your investment to decline significantly in value. In addition to that, because the license granted is an exclusive license with respect to a limited type of investment product, a different product could be created, which could also cause your investment to decline in value. If the license expires and is not renewed or is terminated, or a competitive product is created, then the Managing Owner would seek shareholder approval to either (i) liquidate the Master Fund and the Fund or (ii) approve a different index to track for comparison purposes.

Your investment could suffer in the event that the Managing Owner creates another product under its exclusive license agreement which directly competes with the Fund and Master Fund.

The License Agreement is between Thomson Reuters America LLC and the Managing Owner and not between Thomson Reuters America LLC and the Fund or Master Fund. Therefore, it is possible that the Managing Owner could create and manage another investment product that is substantially similar to the Fund and the Master Fund. If this were to happen, then your investment could suffer.

Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Master Fund.

CFTC and commodity exchange rules impose speculative position limits on market participants, including the Master Fund, trading in certain agricultural commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts. The Managing Owner anticipates that these position limits as well as accountability limits currently in place on exchanges will become more of an issue when the Net Asset Value of the Master Fund approaches $1.8 billion, at which point the Managing Owner may either prevent the issuance of additional creation units or may apply to the CFTC for relief from certain position limits.

If the Master Fund applies and is unable to obtain such relief, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in these additional futures contracts, may be limited to the extent these activities would cause the Master Fund to exceed applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on NYSE-ARCA, and the Net Asset Value of the

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Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to Net Asset Value of the Fund.

The Fund May Not Always Be Able Exactly to Replicate the Performance of the Index.

It is possible that the Fund may not fully replicate the performance of the Index due to disruptions in the markets for the Index Commodities or due to other extraordinary circumstances, including, without limitation, the inability to create additional Baskets. In addition, the Fund is not able to replicate exactly the performance of the Index because the total return generated by the Master Fund is reduced by expenses and transaction costs, including those incurred in connection with the Master Fund’s trading activities, and increased by interest income from the Master Fund’s holdings of short-term high quality fixed income securities. Tracking the Index requires rebalancing of the Master Fund’s portfolio and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

If the Managing Owner permits the Fund to control commodity positions in excess of the value of the Fund’s assets, you could lose all or substantially all of your investment.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. This feature permits commodity pools to increase their exposure to assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate value in excess of the commodity pool’s assets. While these actions can increase the pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts can cause significant or complete losses to the pool. While the Managing Owner has not and does not intend to have exposure to futures contracts in excess of the Fund’s collateral, the Fund is dependent upon the trading and management skills of the Managing Owner to maintain the proper position sizes.

The Master Fund Is Not Actively Managed and Will Track the Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.

The Master Fund is not actively managed by traditional methods. Therefore, if positions in any one or more of the Index Commodities are declining in value, the Master Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the Net Asset Value to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

The Exchange May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

The Shares are listed for trading on NYSE-ARCA under the market symbol “GCC.” Trading in Shares may be halted due to market conditions or, in light of NYSE-ARCA rules and procedures, for reasons that, in the view of NYSE-ARCA, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline in the equity markets. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund and the Master Fund will be terminated if the Shares are delisted.

The Lack Of An Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.

Although the Shares are listed and traded on NYSE-ARCA, there can be no guarantee that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than the price you would have received if an active market did exist.

The Shares Are a Relatively New Securities Product and their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares are recently developed securities products. Consequently, there may be unanticipated problems or issues with respect to the

4

mechanics of the operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Master Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

You Should Not Rely on Past Performance in Deciding Whether to Buy Shares.

The Fund and the Index’s performance history is not necessarily indicative of future results.  Therefore, one should not rely upon the past performance of the Fund or the Index in deciding whether to buy Shares in the Fund.

Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

Fees are Charged Regardless of Profitability and May Result in Depletion of Assets.

The Fund indirectly is subject to the fees and expenses described in this Prospectus which are payable irrespective of profitability. Such fees and expenses include asset-based fees of up to 0.85% per annum. Additional charges include brokerage fees and routine operational, administrative and other ordinary expenses, including, but not limited to, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.  These fees and expenses are accrued at a rate of 0.20% per annum in the aggregate. Of the amounts so accrued, the Master Fund first pays brokerage fees, and secondly, from the remainder of the amounts so accrued, reimburses the Managing Owner for the Fund’s routine operational, administrative and other ordinary expenses paid by the Managing Owner.  The Fund is expected to earn interest income at an annual rate of 0.02% per annum, based upon the current yield on a three month U.S. Treasury bill. Consequently, it is expected that interest income will not exceed fees, and therefore the Fund will need to have positive performance in order to break-even (net of fees and expenses).  Consequently, the expenses of the Fund could, over time, result in significant losses to your investment in the Shares. You may never achieve profits, significant or otherwise.

Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price.  It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market.  A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. Such periods of illiquidity and the events that trigger them are difficult to predict and there can be no assurance that the Managing Owner will be able to do so.

There can be no assurance that market illiquidity will not cause losses for the Fund.  The large size of the positions which the Master Fund may acquire on behalf of the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension Or Rejection Under Certain Circumstances.

The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption or postpone the redemption settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the Net Asset Value of the Fund declines during the period of the delay. Under the Distribution Services Agreement, the Managing Owner and the Distributor may disclaim any liability for any loss or damage that may result from any such suspension or postponement.

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Because the Master Fund will not Acquire Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss borne by unrelated participants in the futures market.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while the Shares may trade unprofitably.

Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

Neither the Fund nor the Master Fund is registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies.

Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund and the Master Fund are subject to actual and potential conflicts of interests involving the Managing Owner, various commodity futures brokers and Authorized Participants.  The Managing Owner and its principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund and the Master Fund, which also presents the potential for numerous conflicts of interest with the Fund and the Master Fund.  As a result of these and other relationships, parties involved with the Fund and the Master Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Master Fund and the Shareholders.  The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

In addition, the Fund may be subject to certain conflicts with respect to its Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, and purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.  See “CONFLICTS OF INTEREST” p.40.

Shareholders Will Be Subject to Taxation on Their Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

Items of Income, Gain, Deduction, Loss and Credit with respect to Fund Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Master Fund in Allocating Master Fund Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to the Fund’s Shareholders in a manner that reflects the Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM

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OF AN INVESTMENT IN ANY SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Failure or Lack of Segregation of Assets May Increase Losses.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If a Commodity Broker fails to do so, the assets of the Master Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of a Commodity Broker’s bankruptcy, any Master Fund Units could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts, even though certain property specifically traceable to the Master Fund was held by the Commodity Broker. In addition to that, it is possible that in the event of a clearing broker’s bankruptcy, investors could experience a loss of all their funds and assets held by the clearing broker.

In the event of a bankruptcy or insolvency of any exchange or clearing house, the Master Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategy.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

Lack of Independent Experts Representing Investors.

The Managing Owner has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund and the Master Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in Shares.

Possibility of Termination of the Fund May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Fund upon one hundred and twenty (120) days’ notice, which would cause the Fund and the Master Fund to terminate unless a substitute managing owner were obtained. You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected. In addition, owners of seventy-five percent (75%) of the Shares have the power to terminate the Trust. If it is so exercised, investors who wished to continue to invest in the Index will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. See “Description of the Shares and the Master Fund Units; Certain Material Terms of the Trust Declarations — Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund and the Master Fund.

Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

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As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of common stock of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular dividends, although the Fund may pay dividends at the discretion of the Managing Owner).

An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.

The Fund. competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions that are beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, resulting in expenses or damages or the termination of the Fund.

An Absence of “Backwardation” in the Prices of Certain Commodities, or the Presence of “Contango” in the Prices of Certain Commodities, May Decrease the Price of Your Shares.

As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in November 2013 may specify a January 2014 expiration. As that contract nears expiration, it may be replaced by selling the January 2014 contract and purchasing the contract expiring in March 2014. This process is referred to as “rolling.” Historically, the prices of Crude Oil and Heating Oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the January 2014 contract would take place at a price that is higher than the price at which the March 2014 contract is purchased, thereby creating a gain in connection with rolling. While Crude Oil and Heating Oil have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in Crude Oil and Heating Oil could adversely affect the value of the Index and, accordingly, decrease the value of your Shares.

Conversely, Gold, Corn, Soybeans and Wheat historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although Gold, Corn, Soybeans and Wheat have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. The persistence of contango in Gold, Corn, Soybeans and Wheat could adversely affect the value of the Index and, accordingly, decrease the value of your Shares.

The Value of the Shares Will be Adversely Affected if the Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declarations, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense they incur without negligence or misconduct. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the Net Asset Value of the Fund and the value of the Shares.

Regulatory Reporting and Compliance

8

Our business is subject to changing regulation of corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because the Shares are publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and NYSE-ARCA, have in recent years issued new requirements and regulations, most notably the Sarbanes-Oxley Act of 2002. From time to time, since the adoption of the Sarbanes-Oxley Act of 2002, these authorities have continued to develop additional regulations or interpretations of existing regulations. Our ongoing efforts to comply with these regulations and interpretations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities.

In the wake of the recent economic crisis, federal regulators, the U.S. Congress and other governmental authorities are revisiting the regulation of the financial sector, including securities and commodities markets.  These efforts are likely to result in significant changes in the regulation of these markets.  While it cannot be predicted at this time what reforms will eventually be made or how they will impact the Fund, if any of the aforementioned reforms are implemented, the Fund’s ability to meet its investment objective may be negatively impacted and investors could be adversely affected.

We are responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control system is designed to provide reasonable assurance to its management and its board of directors regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

We assessed the effectiveness of our internal control over financial reporting as of December 31, 2012. Based on its assessment, we believe that, as of December 31, 2012, our internal control over financial reporting is effective.

The Net Asset Value Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.

Calculating the Net Asset Value of the Fund includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the Net Asset Value of the Fund reflects the settlement price of open commodity futures contracts on the date when the Net Asset Value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the Net Asset Value of the Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the Net Asset Value of the Fund could be understated or overstated, perhaps to a significant degree.

9

BREAK-EVEN ANALYSIS

The “Breakeven Table” below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Shares during the first twelve months of ownership. The total estimated cost and expense load of the Shares is expressed as a percentage of $26.78 (being the Net Asset Value per Share on September 10, 2013). Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Shares may differ.

Breakeven Table

	Shares of the Fund(1)		Basket(2)
Expense	$	%	$	%
Underwriting Discount(3)	$0.00	0%	$0.00	0%
Management Fee(4)	$0.228	0.85%	$11,382	0.85%
Underwriting Compensation(12)(13)	$0.124	0.46%	$6,197	0.46%
Organization and Offering Expense Reimbursement(5)	$0.00	0.00%	$0.00	0.00%
Brokerage Commissions and Fees(6)	$0.054	0.20%	$2,678	0.20%
Routine Operational, Administrative and Other Ordinary Expenses(7)(8)	$0.00	0.00%	$0.00	0.00%
Interest Income(9)	$(0.005)	-0.02%	$(268)	-0.02%
12-Month Breakeven (continuous Offering)(10)(11)	$0.276	1.03%	$13,792	1.03%

1.
The breakeven analysis set forth in this column assumes that the Shares have a constant month-end Net Asset Value and is based on $26.78 as the Net Asset Value per share. See “Fees and Charges” on page 42 for an explanation of the expenses included in the “Breakeven Table.”

2.
The breakeven analysis set forth in this column assumes that Baskets have a constant month-end Net Asset Value and is based on $1,339,000 as the Net Asset Value per Basket. See “Fees and Charges” on page 42 for an explanation of the expenses included in the “Breakeven Table.”

3.
No upfront selling commissions are charged to Shares sold during the continuous offering period, but it is expected that investors will be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

4.
From the Management Fee, the Managing Owner will be responsible for paying any underwriting compensation in connection with this offering.  As such, the $0.124 per Share ($6,197 per Basket) of underwriting compensation will not be an additional cost to investors in the Fund beyond the $0.228 per Share ($11,382 per Basket) of Management Fee which is payable.

5.	All organizational and offering costs incurred in connection with organizing the Fund and the Master Fund and the offering of the Shares will be borne by the Managing Owner.

6.
The costs to the Fund for brokerage commissions and trading fees will vary by the broker or brokers involved to execute specific contracts for the funds interest. The Managing Owner expects to pay rates that are commensurate with the going market rate for commissions and brokerage. The costs to the Fund will also be subject to the trading frequency of the Fund.

7.
Routine operational, administrative and other ordinary expenses include, but are not limited to, annual audit, accounting, and fund administration and other fund expenses. Such amounts are paid by the Managing Owner, and reimbursed to it by the Fund out of any remaining portion (after the payment of brokerage commissions and fees) of the 0.20% of Net Asset Value accrued for the payment of brokerage commissions and fees, routine operational, administrative and other ordinary expenses.

10

8.
In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transactions fees are de minims in amount, are charged on a transaction-by transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

9.	Interest income currently is estimated to be earned at a rate of 0.02%, based upon the September 10, 2013 yield on 90 day Treasury Bills.

10.
It is expected that interest income, as stated in footnote 9 above, will not exceed the fees and costs incurred by the fund over a 12 month period. Therefore, the fund needs to generate gains of at least 1.03% to break even in a 12 month period.

11.
Investors may pay customary brokerage commissions in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

12
From the Management Fee, the Managing Owner will be responsible for paying all distribution and marketing fees and expenses to be paid in connection with this offering as more fully described in the “Plan of Distribution” Section of this prospectus, starting on page 57, which amounts equal to $7,687,625 in the aggregate.  No underwriting compensation is payable by the Fund or the Master Fund in connection with this offering. For the avoidance of doubt, any underwriting compensation in connection with the offering of Shares under this prospectus is payable not by the Fund or the Master Fund but by the Managing Owner from the Management Fee.  Since such compensation is not payable by the Fund or the Master Fund, such amounts do not affect the 12-month Breakeven as described in this Table.

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The figures in this row are derived by dividing the maximum underwriting compensation as discussed in note 12 above ($7,687,625) by the estimated maximum aggregate offering price for Shares under this Prospectus ($1,661,030,000), and multiplying that amount by the assumed Net Asset Value per Share ($26.78) and per Basket ($1,339,000) as described in notes 1 and 2 above.

The “Breakeven Table,” as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its Net Asset Value, other than (i) administrative expenses (which are assumed for purposes of the “Breakeven Table” to equal the maximum estimated percentage of the average beginning of month Net Asset Value) and (ii) brokerage commissions.

PERFORMANCE

From inception to August 31, 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool: GreenHaven Continuous Commodity Index Master Fund

Type of Pool: Publicly offered Commodity Pool Listed on NYSE-ARCA

Inception of Fund: January 23, 2008

First Day of Public Trading: January 24, 2008

Aggregate Subscriptions: $1,081,932,768.50 through August 31, 2013.

Current Net Asset Value: $363,711,602.37 at August 31, 2013.

Largest monthly draw-down: 18.24% October 2008

Worst peak to valley draw-down: 43.33% June 2008-February 2009

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Date	Month	NAV	Rate of Return
1/23/2008	Inception	$30.00	—
1/31/2008	January	$31.65	5.50%
2/29/2008	February	$35.41	11.88%
3/31/2008	March	$32.46	-8.33%
4/30/2008	April	$33.49	3.17%
5/31/2008	May	$33.77	0.84%
6/30/2008	June	$36.83	9.06%
7/31/2008	July	$33.71	-8.47%
8/31/2008	August	$31.65	-6.11%
9/30/2008	September	$27.74	-12.35%
10/31/2008	October	$22.68	-18.24%
11/28/2008	November	$22.03	-2.87%
12/31/2008	December	$21.92	-0.50%
2008	Total Performance		-26.93%
1/30/2009	January	$21.80	-0.55%
2/27/2009	February	$20.87	-4.27%
3/31/2009	March	$21.73	4.12%
4/30/2009	April	$21.69	-0.18%
5/29/2009	May	$24.21	11.62%
6/30/2009	June	$22.73	-6.11%
7/31/2009	July	$23.44	3.12%
8/30/2009	August	$23.19	-1.07%
9/30/2009	September	$23.89	3.02%
10/30/2009	October	$24.94	4.40%
11/30/2009	November	$26.09	4.61%
12/31/2009	December	$26.22	0.50%
2009	Total Performance		19.62%
1/31/2010	January	$25.09	-4.31%
2/28/2010	February	$25.67	2.31%
3/31/2010	March	$25.07	-2.34%
4/30/2010	April	$25.76	2.75%
5/31/2010	May	$24.50	-4.89%
6/30/2010	June	$24.92	1.71%
7/30/2010	July	$26.42	6.02%
8/31/2010	August	$26.21	-0.79%
9/30/2010	September	$28.14	7.36%
10/29/2010	October	$29.76	5.76%
11/30/2010	November	$29.67	-0.30%
12/31/2010	December	$32.88	10.82%

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2010	Total Performance		25.40%
1/31/2011	January	$34.01	3.44%
2/28/2011	February	$35.16	3.38%
3/31/2011	March	$35.20	0.11%
4/29/2011	April	$36.34	3.24%
5/31/2011	May	$34.87	-4.05%
6/30/2011	June	$33.59	-3.67%
7/30/2011	July	$34.48	2.65%
8/31/2011	August	$35.23	2.18%
9/30/2011	September	$30.46	-13.54%
10/29/2011	October	$32.21	5.75%
11/30/2011	November	$31.12	-3.38%
12/31/2011	December	$29.96	-3.73%
2011	Total Performance		-8.88%
1/31/2012	January	$31.29	4.44%
2/29/2012	February	$31.70	1.31%
3/30/2012	March	$30.35	-4.26%
4/30/2012	April	$29.51	-2.77%
5/31/2012	May	$26.95	-8.68%
6/29/2012	June	$28.43	5.49%
7/31/2012	July	$29.65	4.29%
8/31/2012	August	$30.35	2.36%
9/30/2012	September	$30.57	0.72%
10/31/2012	October	$29.56	-3.30%
11/30/2012	November	$29.82	0.88%
12/31/2012	December	$28.85	-3.25%
2012	YTD Performance		-3.70%
1/31/2013	January	29.48	2.18%
2/28/2013	February	28.21	-4.31%
3/31/2013	March	28.26	0.18%
4/30/2013	April	27.65	-2.16%
5/31/2013	May	26.89	-2.75%
6/28/2013	June	25.76	-4.20%
7/31/2013	July	26.01	0.97%
8/30/2013	August	26.84	3.19%
2013	YTD Performance		-6.97%

The Fund started trading and commenced the Continuous Offering Period on January 24, 2008. The Fund’s results are verified by the Fund’s Administrator. The Managing Owner will provide audited reports to shareholders annually. Quarterly results for the period ending in March, June, September, and December can be accessed

13

online at http://www.sec.gov and the Fund’s website, http://www.greenhavenfunds.com. The Fund’s quarterly results are filed on form 10Q with the Securities and Exchange Commission.

14

THE FUND AND MASTER FUND

GreenHaven Continuous Commodity Index Fund (the “Fund”) was formed as a Delaware statutory trust on October 27, 2006. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

GreenHaven Continuous Commodity Index Master Fund (the “Master Fund”) was formed as a Delaware statutory trust on October 27, 2006. The Master Fund issues common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The term of the Master Fund is perpetual (unless terminated earlier in certain circumstances).

The principal offices of the Fund and the Master Fund are located at c/o GreenHaven Commodity Services LLC, 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, and its telephone number is (404) 239-7938.

The Fund invests substantially all of its assets in the Master Fund in a master-feeder structure. The Fund holds no investment assets other than Master Fund Units. The Master Fund is wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund correlates with a Master Fund Unit issued by the Master Fund and held by the Fund.

Under the Trust Declaration of the Fund and the Master Fund, CSC Trust Company of Delaware, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund.

THE INDEX

Index Description

Thomson Reuters America LLC is the owner, publisher, and custodian of the Continuous Commodity Total Return Index (“CCI-TR” or “Index”) which represents a total return version of the underlying commodities of the tenth revision (as of January 2013) of the original Commodity Research Bureau Index (the “CRB Index”).

The original CRB Index was widely viewed as a broad measure of overall commodity price trends because of the diverse nature of its constituent commodities. In 2005, the CRB Index was revised for a tenth time, and is currently known as the Thomson Reuters/Jeffries CRB Index.  The ninth revision formula continued to be calculated and was renamed the Continuous Commodity Index (the “CCI Index”). On January 7, 2013, the CCI Index was revised for a tenth time to include CME Soybean oil and remove ICE Frozen Concentrated Orange Juice at an equivalent allocation. Additionally, the Index methodology was changed from geometric averaging to arithmetic averaging and a five-day roll period replaced the former one-day period. Thomson Reuters America LLC is the owner, publisher, and custodian of the CCI-TR which represents a total return version of the CCI Index.  Prior to the tenth revision, the Index was calculated to produce an equal-weighted geometric mean of the individual commodity price relatives, i.e., a ratio of the current price to the base year average price. The base year of the CCI is 1967 with a starting value of 100.

The Funds are based on the total return version CCI, called the CCI-TR. The base year for the CCI-TR is 1982, with a starting value of 100.  The CCI is materially different from the CRB Index.

The CCI-TR is calculated to offer investors a representation of the investable returns that an investor should expect to receive by attempting to replicate the CCI index by buying the respective commodity futures and collateralizing their investment with United States Government securities, (i.e., 90 day T-Bills). The CCI-TR takes into account the economics of rolling listed commodity futures forward to avoid delivery and maintain exposure in liquid contracts. The Index is notionally composed of commodity futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, contracts nearing a delivery date must be sold and contracts that have not yet reached delivery must be purchased. This process is known as “rolling” a futures position. An index, such as the CCI-TR, is commonly known as a “rolling index” because it replaces futures

15

contracts as they approach maturity by notionally selling and purchasing offsetting contracts to avoid delivery and maintain exposure in liquid contracts.

Index Methodology
The individual commodity contributions are calculated as follows:

1.           Arithmetic averages for each commodity on the relevant business day are calculated.

where,

Cm,t stands for the sum across the included contracts for each of the 17 commodities, so where s stands for the price of a given contract month

For example:

              (Mar ’13 Corn price + May ’13 Corn price + Jul ’13 Corn price)
Corn sum (as of Jan 7, 2013) =  ---------------------------------------------------------------------------------
3

avgt    stands for the daily average of settlement prices

w         is the equal weight of 5.88% (1/17th) for each constituent commodity

m         stands for each commodity

t           stands for each trading day for which updated settlement prices are available

2.	Today’s value of the average for the 17 components is then used with yesterday’s value to derive the applicable fair value index (“CRBCC”):

The CRBCC defines the actively considered set of futures contracts for each commodity as defined further in the 6 roll schedules listed in the appendix.

3.            Total Return:

Note: that for example after a weekend, 3 days of returns are due to be added to the index.

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Contract Roll

The roll periods take place during the week leading up to the second Friday of the same six months (Jan, Feb, Apr, June, Aug, and Nov) every year. The roll implies a change from the pre-roll basket of contracts to the post-roll basket according to the following pattern:

At the close of the 1st roll day (a Monday): 20% post-roll basket + 80% pre-roll basket

Intraday of the 2nd roll day (a Tuesday): 20% post-roll basket + 80% pre-roll basket

At the close of the 2nd roll day: 40% post-roll basket + 60% pre-roll basket

Intraday of the 3rd roll day (a Wednesday): 40% post-roll basket + 60% pre-roll basket

At the close of the 3rd roll day: 60% post-roll basket + 40% pre-roll basket

Intraday of the 4th roll day (a Thursday): 60% post-roll basket + 40% pre-roll basket

At the close of the 4th roll day: 80% post-roll basket + 20% pre-roll basket

Intraday of the 5th roll day (a Friday): 80% post-roll basket + 20% pre-roll basket

At the close of the 5th roll day: 100% post-roll basket

Good Friday can fall on the second Friday in April (e.g., 2017). In this case, the open on the following Monday shows the final 40% of the roll rather than the final 20%. If no trading takes place during the roll for other reasons, reallocation between contracts without a price change is implemented for such days.

Real-Time Pricing Considerations

The Index is calculated: 5:00am – 6:00pm ET (internal), 8:00am – 8:22pm ET (NYSE Arca)

The index settles on a final value at around 3:15pm ET. On the internal instrument, outputs start at 5am ET carrying the previous day close and then the index will start fluctuating at 8am ET when the underlying contracts begin trading.

Constituent Contracts

Contract	Name	Exchange	Included contract months
CL	Crude Oil	NYMEX	All 12 calendar months
HO	Heating Oil	NYMEX	All 12 calendar months
NG	Natural Gas	NYMEX	All 12 calendar months
C	Corn	CBOT	Mar, May, Jul, Sep, Dec
S	Soybeans	CBOT	Jan, Mar, May, Jul, Aug, Nov
LC	Live Cattle	CME	Feb, Apr, Jun, Aug, Oct, Dec
GC	Gold	COMEX	Feb, Apr, Jun, Aug, Dec
HG	Copper	COMEX	Mar, May, Jul, Sep, Dec
SB	Sugar	ICE US	Mar, May, July, Oct
CT	Cotton	ICE US	Mar, May, July, Dec
CC	Cocoa	ICE US	Mar, May, July, Sep, Dec
KC	Coffee	ICE US	Mar, May, July, Sep, Dec
W	Wheat	CBOT	Mar, May, Jul, Sep, Dec
LH	Lean Hogs	CME	Feb, Apr, Jun, Jul, Aug, Oct, Dec
SI	Silver	COMEX	Mar, May, Jul, Sep, Dec
BO	Soy Oil	CBOT	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec
PL	Platinum	COMEX	Jan, Apr, Jul, Oct

17

CCI Total Return Historical Prices (Monthly)
Tabular Performance

	1982	1983	1984	1985	1986	1987	1988	1989	1990	1991
January	101.34	103.24	110.00	103.27	102.07	107.23	124.46	141.62	155.48	151.18
February	97.88	98.56	111.46	99.17	98.26	106.00	121.18	144.01	158.05	153.90
March	95.25	102.16	116.15	103.90	97.97	107.87	127.08	145.51	159.10	154.35
April	96.80	104.58	114.17	101.06	100.60	115.54	128.08	146.19	162.61	153.43
May	93.93	108.48	116.20	98.95	97.33	116.74	134.02	142.61	162.60	152.96
June	92.81	107.15	112.18	96.93	96.02	116.95	138.37	146.79	158.82	149.72
July	93.17	111.80	103.00	97.80	96.09	119.23	132.59	142.60	160.55	154.80
August	95.18	113.31	107.59	98.97	102.70	117.97	132.63	144.06	163.58	152.99
September	93.88	110.20	105.27	100.66	103.82	118.36	128.43	144.97	168.59	156.77
October	96.53	106.39	106.20	103.64	104.31	119.00	134.88	144.75	161.51	160.40
November	98.58	109.27	104.62	104.85	103.81	124.75	139.34	147.55	159.48	158.33
December	98.44	111.16	101.03	106.03	104.80	124.41	144.35	150.98	158.64	152.25

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
January	152.62	144.22	159.78	167.63	193.04	212.80	224.10	171.56	182.49	200.87
February	150.99	145.81	160.80	170.77	196.45	217.12	217.32	163.26	181.60	199.37
March	151.55	151.90	162.09	173.78	201.72	221.21	218.08	170.85	186.68	189.30
April	149.17	153.95	161.89	176.61	209.92	224.26	215.22	169.20	184.96	192.80
May	152.77	153.73	170.00	176.38	210.32	227.67	207.33	165.19	195.03	188.39
June	153.52	152.79	169.55	174.40	208.80	220.61	203.41	167.21	195.06	183.78
July	151.05	158.83	172.93	176.39	205.26	224.71	195.17	165.29	192.53	182.33
August	147.35	156.42	169.51	180.43	212.64	226.65	183.20	171.44	198.89	178.58
September	147.89	154.52	169.57	181.67	209.55	227.92	188.69	177.22	200.19	170.11
October	145.91	153.92	170.16	183.18	204.28	227.01	188.01	175.05	196.31	165.99
November	148.41	152.67	166.41	184.92	211.48	224.59	180.37	176.49	203.55	170.96
December	147.44	156.48	172.50	187.77	210.35	219.56	174.47	178.07	203.47	168.51

	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
January	164.83	212.14	229.67	250.91	317.12	330.62	411.13	275.21	309.71	413.98
February	167.85	210.43	241.16	269.04	307.28	342.83	459.94	262.70	316.72	427.41
March	178.98	200.92	249.10	276.15	314.70	341.39	419.58	272.62	309.01	427.31
April	174.76	201.16	239.12	267.03	328.57	335.77	432.82	271.52	317.08	440.35
May	177.87	204.61	243.59	264.15	328.29	339.71	436.36	302.54	301.20	421.70
June	179.55	202.54	234.32	268.09	329.35	339.29	475.72	284.18	305.96	405.75
July	182.26	203.40	235.75	270.29	333.17	349.84	434.38	291.59	323.85	416.20
August	188.45	210.55	243.06	276.76	330.54	339.34	407.25	288.18	321.16	424.72
September	192.98	210.87	249.04	289.08	313.12	367.75	355.30	296.28	344.96	366.31
October	194.72	214.61	248.86	285.12	323.59	373.06	288.96	308.74	363.59	386.60
November	195.84	215.63	253.96	289.17	342.87	369.02	279.58	322.67	361.99	372.96
December	199.55	222.14	249.80	303.40	331.29	388.41	277.32	323.90	400.73	358.71

	2012	2013
January	373.80	348.30
February	378.37	333.29
March	361.80	327.20
April	351.72	334.18
May	320.53	318.42
June	337.51	305.34
July	351.10	308.50
August	359.43	318.70
September	361.61
October	349.29
November	352.37
December	340.74

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INVESTMENT OBJECTIVE

Investment Objective

The investment objective of the Fund and the Master Fund is to reflect the performance of the Index, over time, less the expenses of the operations of the Fund and the Master Fund.

The Fund pursues its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities.

The Master Fund holds a portfolio of futures contracts on the Index Commodities as well as cash and United States Treasury securities for deposit with the Master Fund’s Commodity Brokers as margin and other high credit quality short-term fixed income securities. The Master Fund’s portfolio is traded with a view to reflecting the performance of the Index over time, whether the Index is rising, falling or flat over any particular period. The Master Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Master Fund’s portfolio (or the Portfolio) on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner may adjust the Portfolio on a daily basis to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the Portfolio in the case of significant changes to the Index.

There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has limited trading and performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.

Role of Managing Owner

The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund.

Specifically, with respect to the Fund and the Master Fund, the Managing Owner:

(i)	selects the Trustee, Administrator, Distributor and the Fund’s and Master Fund’s auditor;

(ii)	negotiates various agreements and fees; and

(iii)	performs such other services as the Managing Owner believes that the Fund and the Master Fund may from time to time require.

Specifically, with respect to the Master Fund, the Managing Owner:

(i)	selects the Commodity Broker; and

(ii)
monitors the performance results of the Master Fund’s portfolio and reallocates assets within the Portfolio with a view to causing the performance of the Master Fund’s Portfolio to track that of the Index over time.

The Managing Owner and its trading principals have a limited history operating a commodity pool or managing a commodity trading account. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC and was approved as a member of the NFA as of November 15, 2006.

The principal office of the Managing Owner is located at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326. The telephone number of the Managing Owner is (404) 239-7938.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3)

19

have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

The Fund will create and redeem Shares from time to time, but only in one or more Baskets. A Basket is a block of 50,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.  Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Investors will not be permitted to purchase Baskets from Authorized Participants. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner and the Distributor without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Fund of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and regulated by the Financial Industry Regulatory Authority (“FINRA”), or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Administrator has agreed to reimburse the Authorized Participants, solely from and to the extent of the Master Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund’s Trust Declaration and the form of Participant Agreement for more detail. The Fund’s Trust Declaration and the form of Participant Agreement are filed as exhibits (by incorporation) to the registration statement of which this prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Distributor to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

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Determination of required payment

The total payment required to create each Basket is the Net Asset Value of 50,000 Shares as of the closing time of NYSE-ARCA or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date. Baskets will be issued as of 12:00 p.m., New York time, on the Business Day immediately following the purchase order date at Net Asset Value per Share as of the closing time of NYSE-ARCA or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date during the continuous offering period, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by 10:00 a.m., New York time, but the total payment required to create a Basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The Fund’s Net Asset Value and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of purchase orders

The Administrator may reject a purchase order if:

(i)	it determines that the purchase order is not in proper form;

(ii)	the Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders; or

(iii)	circumstances outside the control of the Managing Owner or the Distributor make it, for all practical purposes, not feasible to process creations of Baskets.

The Distributor and the Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. Individual Shareholders may not redeem directly from the Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than 12:00pm, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of redemption proceeds

The redemption proceeds from the Fund consist of the cash redemption amount equal to the Net Asset Value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the NYSE-ARCA or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at 12:00 p.m., New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

Delivery of redemption proceeds

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The redemption proceeds due from the Fund is delivered to the Authorized Participant at 12:00 p.m., New York time, on the business day immediately following the redemption order date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Distributor receives the fee applicable to the extension of the redemption distribution date which the Distributor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 12:00 p.m., New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Distributor is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 12:00 p.m., New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Distributor and the Managing Owner may from time to time agree upon.

Suspension or rejection of redemption orders

The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. Neither the Distributor nor the Managing Owner will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Fund of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Administrator with consent from the Managing Owner. The Administrator must notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of the notice.

THE COMMODITY BROKER

The Managing Owner, on behalf of the Fund, has designated Morgan Stanley & Co. LLC (together with its parent Morgan Stanley, Morgan Stanley Wealth Management, and its consolidated subsidiaries are collectively referred to as “MS&Co” hereafter ) as the Fund’s Commodity Brokers.  MS&Co is registered as a futures commission merchant with the CFTC and is a member of the NFA.  MS&Co’s principal place of business is located at 1585 Broadway, New York, NY 10036.

Litigation Disclosure

In addition to the matters described below, in the normal course of business, MS&Co has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the entities that would otherwise be the primary defendants in such cases are bankrupt or in financial distress.

MS&Co is also involved, from time to time, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding MS&Co’s business, and involving, among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

MS&Co contests liability and/or the amount of damages as appropriate in each pending matter. Where available information indicates that it is probable a liability had been incurred at the date of the consolidated financial

22

statements and MS&Co can reasonably estimate the amount of that loss, MS&Co accrues the estimated loss by a charge to income.

In many proceedings, however, it is inherently difficult to determine whether any loss is probable or even possible or to estimate the amount of any loss. MS&Co cannot predict with certainty if, how or when such proceedings will be resolved or what the eventual settlement, fine, penalty or other relief, if any, may be, particularly for proceedings that are in their early stages of development or where plaintiffs seek substantial or indeterminate damages. Numerous issues may need to be resolved, including through potentially lengthy discovery and determination of important factual matters, determination of issues related to class certification and the calculation of damages, and by addressing novel or unsettled legal questions relevant to the proceedings in question, before a loss or additional loss or range of loss or additional loss can be reasonably estimated for any proceeding. Subject to the foregoing, MS&Co believes, based on current knowledge and after consultation with counsel, that the outcome of such proceedings will not have a material adverse effect on the consolidated financial condition of MS&Co, although the outcome of such proceedings could be material to MS&Co’s operating results and cash flows for a particular period depending on, among other things, the level of MS&Co’s revenues or income for such period.

Over the last several years, the level of litigation and investigatory activity focused on residential mortgage and credit crisis related matters has increased materially in the financial services industry. As a result, MS&Co expects that it may become the subject of increased claims for damages and other relief regarding residential mortgages and related securities in the future and, while MS&Co has identified below certain proceedings that MS&Co believes to be material, individually or collectively, there can be no assurance that additional material losses will not be incurred from residential mortgage claims that have not yet been notified to MS&Co or are not yet determined to be material.

Residential Mortgage and Credit Crisis Related Matters.

Regulatory and Governmental Matters.    MS&Co is responding to subpoenas and requests for information from certain regulatory and governmental entities concerning the origination, financing, purchase, securitization and servicing of subprime and non-subprime residential mortgages and related matters such as residential mortgage backed securities (“RMBS”), collateralized debt obligations (“CDOs”), structured investment vehicles (“SIVs”) and credit default swaps backed by or referencing mortgage pass-through certificates. These matters include, but are not limited to, investigations related to MS&Co’s due diligence on the loans that it purchased for securitization, MS&Co’s communications with ratings agencies, MS&Co’s disclosures to investors, and MS&Co’s handling of servicing and foreclosure related issues.

Class Actions.    Beginning in December 2007, several purported class action complaints were filed in the United States District Court for the Southern District of New York (the “SDNY”) asserting claims on behalf of participants in MS&Co’s 401(k) plan and employee stock ownership plan against MS&Co and other parties, including certain present and former directors and officers, under the Employee Retirement Income Security Act of 1974 (“ERISA”). In February 2008, these actions were consolidated in a single proceeding, styled In re Morgan Stanley ERISA Litigation. The consolidated complaint relates in large part to MS&Co’s subprime and other mortgage related losses, but also includes allegations regarding MS&Co’s disclosures, internal controls, accounting and other matters. The consolidated complaint alleges, among other things, that MS&Co’s common stock was not a prudent investment and that risks associated with its common stock and its financial condition were not adequately disclosed. Plaintiffs are seeking, among other relief, class certification, unspecified compensatory damages, costs, interest and fees. On March 26, 2012, defendants filed a renewed motion to dismiss the complaint.

On March 16, 2011, a purported class action, styled Coulter v. Morgan Stanley & Co. Incorporated et al., was filed in the SDNY asserting claims on behalf of participants in MS&Co’s 401(k) plan and employee stock ownership plan against MS&Co and certain current and former officers and directors for breach of fiduciary duties under ERISA. The complaint alleges, among other things, that defendants knew or should have known that from January 2, 2008 to December 31, 2008, the plans’ investment in MS&Co stock was imprudent given the extraordinary risks faced by MS&Co and its common stock during that period. Plaintiffs are seeking, among other relief, class certification, unspecified compensatory damages, costs, interest and fees. On July 20, 2011, plaintiffs

23

filed an amended complaint and on October 28, 2011, defendants filed a motion to dismiss the amended complaint.

On February 12, 2008, a purported class action, styled Joel Stratte-McClure, et al. v. Morgan Stanley, et al., was filed in the SDNY against MS&Co and certain present and former executives asserting claims on behalf of a purported class of persons and entities who purchased shares of MS&Co’s common stock during the period June 20, 2007 to December 19, 2007 and who suffered damages as a result of such purchases. The allegations in the amended complaint related in large part to MS&Co’s subprime and other mortgage related losses, but also included allegations regarding MS&Co’s disclosures, internal controls, accounting and other matters. On August 8, 2011, defendants filed a motion to dismiss the second amended complaint, which was granted on January 18, 2013. On February 14, 2013, the plaintiffs filed a notice of appeal in the United States Court of Appeals for the Second Circuit (the “Second Circuit”).

On May 7, 2009, MS&Co was named as a defendant in a purported class action lawsuit brought under Sections 11, 12 and 15 of the Securities Act of 1933, as amended (the “Securities Act”), which is now styled In re Morgan Stanley Mortgage Pass-Through Certificate Litigation and is pending in the SDNY. The third amended complaint, filed on September 30, 2011, alleges, among other things, that the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates in 2006 contained false and misleading information concerning the pools of residential loans that backed these securitizations. The plaintiffs seek, among other relief, class certification, unspecified compensatory and rescissionary damages, costs, interest and fees. On January 11, 2013, the court granted plaintiffs’ motion for reconsideration which sought to expand the offerings at issue in the litigation based on recent precedent from the Second Circuit. On January 31, 2013, plaintiffs filed a fourth amended complaint, in which they purport to represent investors who purchased approximately $7.82 billion in mortgage pass-through certificates issued in 2006 by 14 trusts.

Beginning in 2007, MS&Co was named as a defendant in several putative class action lawsuits brought under Sections 11 and 12 of the Securities Act, related to its role as a member of the syndicates that underwrote offerings of securities and mortgage pass-through certificates for certain non-Morgan Stanley related entities that have been exposed to subprime and other mortgage-related losses. The plaintiffs in these actions allege, among other things, that the registration statements and offering documents for the offerings at issue contained material misstatements or omissions related to the extent to which the issuers were exposed to subprime and other mortgage-related risks and other matters and seek various forms of relief including class certification, unspecified compensatory and rescissionary damages, costs, interest and fees. MS&Co’s exposure to potential losses in these cases may be impacted by various factors including, among other things, the financial condition of the entities that issued or sponsored the securities and mortgage pass-through certificates at issue, the principal amount of the offerings underwritten by MS&Co, the financial condition of co-defendants and the willingness and ability of the issuers (or their affiliates) to indemnify the underwriter defendants. Some of these cases, including In re: Lehman Brothers Equity/Debt Securities Litigation and In re IndyMac Mortgage-Backed Securities Litigation, relate to issuers or sponsors (or their affiliates) that have filed for bankruptcy or have been placed into receivership.

In re: Lehman Brothers Equity/Debt Securities Litigation is pending in the SDNY and relates to several offerings of debt and equity securities issued by Lehman Brothers Holdings Inc. during 2007 and 2008. MS&Co underwrote approximately $232 million of the principal amount of the offerings at issue. A group of underwriter defendants, including MS&Co, settled the main litigation on December 2, 2012. The underwriter defendants, including MS&Co, continue to defend claims by investors who opted out of the settlement or who purchased securities not covered by the settlement.

In re IndyMac Mortgage-Backed Securities Litigation is pending in the SDNY and relates to offerings of mortgage pass-through certificates issued by seven trusts sponsored by affiliates of IndyMac Bancorp during 2006 and 2007. On June 21, 2010, the court granted in part and denied in part the underwriter defendants’ motion to dismiss the amended consolidated class action complaint. MS&Co underwrote approximately $46 million of the principal amount of the offerings currently at issue. In July 2011, certain putative additional plaintiffs appealed the court’s June 2011 order denying the motion to add them as additional plaintiffs as to MS&Co. MS&Co is opposing the appeals. On August 17, 2012, the court granted class certification. On October 12, 2012, the plaintiffs filed a motion seeking to expand the offerings at issue in the litigation, relying on recent precedent from the Second Circuit. Defendants have opposed the motion. If the motion is granted and the offerings are included

24

in the class that is certified, the principal amount of the offerings underwritten by MS&Co at issue in the litigation will be approximately $1.68 billion.

Luther, et al. v. Countrywide Financial Corporation, et al., pending in the Superior Court of the State of California, was filed on November 14, 2007 and involves claims related to MS&Co’s role as an underwriter of various residential mortgage backed securities offerings issued by affiliates of Countrywide Financial Corporation. The amended complaint includes allegations that the registration statements and the offering documents contained false and misleading statements about the residential mortgage loans backing the securities. MS&Co underwrote approximately $6.3 billion of the principal amount of the offerings at issue. On December 19, 2011, defendants moved to dismiss the complaint. In February 2012, defendants moved to stay the case pending resolution of a securities class action brought by the same plaintiffs, styled Maine State Retirement System v. Countrywide Financial Corporation, et al., in the United States District Court for the Central District of California. In June 2012, the defendants removed the case to the United States District Court for the Central District of California. The motion to remand the matter was denied in August 2012.

Other Litigation.    On August 25, 2008, MS&Co and two ratings agencies were named as defendants in a purported class action related to securities issued by a SIV called Cheyne Finance PLC and Cheyne Finance LLC (together, the “Cheyne SIV”). The case is styled Abu Dhabi Commercial Bank, et al. v. Morgan Stanley & Co. Inc., et al. and is pending in the SDNY. The complaint alleges, among other things, that the ratings assigned to the securities issued by the SIV were false and misleading, including because the ratings did not accurately reflect the risks associated with the subprime RMBS held by the SIV. The plaintiffs currently assert allegations of aiding and abetting fraud and negligent misrepresentation relating to approximately $852 million of securities issued by the Cheyne SIV. The plaintiffs’ motion for class certification was denied in June 2010. The court denied MS&Co’s motion for summary judgment on the aiding and abetting fraud claim in August 2012. MS&Co’s motion for summary judgment on the negligent misrepresentation claim, filed on November 30, 2012, is pending. The court has set a trial date of May 6, 2013. There are currently 14 named plaintiffs in the action claiming damages of approximately $638 million, as well as punitive damages.

On December 14, 2009, Central Mortgage MS&Co (“CMC”) filed a complaint against MS&Co, in a matter styled Central Mortgage MS&Co v. Morgan Stanley Mortgage Capital Holdings LLC, pending in the Court of Chancery of the State of Delaware. The complaint alleged that that Morgan Stanley Mortgage Capital Holdings LLC improperly refused to repurchase certain mortgage loans that CMC, as servicer, was required to repurchase from the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Federal National Mortgage Association (“Fannie Mae”). On November 4, 2011, CMC filed an amended complaint adding claims related to its purchase of servicing rights in connection with approximately $4.1 billion of residential loans deposited into RMBS trusts sponsored by MS&Co. The amended complaint asserts claims for breach of contract, quasi-contract, equitable and tort claims and seeks compensatory damages and equitable remedies, including rescission, injunctive relief, damages, restitution and disgorgement. On August 7, 2012, the court granted in part MS&Co’s motion to dismiss the amended complaint.

On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint against MS&Co and another defendant in the Superior Court of the State of Washington, styled Federal Home Loan Bank of Seattle v. Morgan Stanley & Co. Inc., et al. The amended complaint, filed on September 28, 2010, alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by MS&Co was approximately $233 million. The complaint raises claims under the Washington State Securities Act and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On October 18, 2010, defendants filed a motion to dismiss the action. By orders dated June 23, 2011 and July 18, 2011, the court denied defendants’ omnibus motion to dismiss plaintiff’s amended complaint and on August 15, 2011, the court denied MS&Co’s individual motion to dismiss the amended complaint.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed two complaints against MS&Co and other defendants in the Superior Court of the State of California. These actions are styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al., and Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al., respectively. Amended complaints were filed on June 10, 2010. The amended complaints allege that defendants made untrue statements and material omissions in

25

connection with the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by MS&Co in these cases was approximately $704 million and $276 million, respectively. The complaints raise claims under both the federal securities laws and California law and seek, among other things, to rescind the plaintiff’s purchase of such certificates. On July 29, 2011 and September 8, 2011, the court presiding over both actions sustained defendants’ demurrers with respect to claims brought under the Securities Act, and overruled defendants’ demurrers with respect to all other claims.

On June 10, 2010, MS&Co was named as a new defendant in a pre-existing action related to securities issued by a SIV called Rhinebridge PLC and Rhinebridge LLC (together, the “Rhinebridge SIV”). The case is styled King County, Washington, et al. v. IKB Deutsche Industriebank AG, et al. and is pending in the SDNY before the same judge presiding over the litigation concerning the Cheyne SIV, described above. The complaint alleges, among other things, that the ratings assigned to the securities issued by the SIV were false and misleading, including because the ratings did not accurately reflect the risks associated with the subprime RMBS held by the SIV. The court dismissed plaintiffs’ claims for breach of fiduciary duty and negligence on May 4, 2012. On September 7, 2012, MS&Co moved for summary judgment with respect to the remaining claims for fraud, negligent misrepresentation and aiding and abetting fraud. On January 3, 2013, the court granted the motion for summary judgment with respect to the fraud and negligent misrepresentation claims and denied it with respect to the aiding and abetting fraud claim. The two named plaintiffs claim approximately $65 million in lost principal and interest, as well as punitive damages.

On July 9, 2010 and February 11, 2011, Cambridge Place Investment Management Inc. filed two separate complaints against MS&Co and other defendants in the Superior Court of the Commonwealth of Massachusetts, both styled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. The complaints assert claims on behalf of certain clients of plaintiff’s affiliates and allege that defendants made untrue statements and material omissions in the sale of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co or sold to plaintiff’s affiliates’ clients by MS&Co in the two matters was approximately $344 million. The complaints raise claims under the Massachusetts Uniform Securities Act and seek, among other things, to rescind the plaintiff’s purchase of such certificates. On October 14, 2011, plaintiffs filed an amended complaint in each action. On November 22, 2011, defendants filed a motion to dismiss the amended complaints. On March 12, 2012, the court denied defendants’ motion to dismiss with respect to plaintiff’s standing to bring suit. Defendants sought interlocutory appeal from that decision on April 11, 2012. On April 26, 2012, defendants filed a second motion to dismiss for failure to state a claim upon which relief can be granted, which the court denied, in substantial part, on October 2, 2012.

On July 15, 2010, The Charles Schwab Corp. filed a complaint against MS&Co and other defendants in the Superior Court of the State of California, styled The Charles Schwab Corp. v. BNP Paribas Securities Corp., et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to one of plaintiff’s subsidiaries of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff’s subsidiary by MS&Co was approximately $180 million. The complaint raises claims under both the federal securities laws and California law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. Plaintiff filed an amended complaint on August 2, 2010. On September 22, 2011, defendants filed demurrers to the amended complaint. On October 13, 2011, plaintiff voluntarily dismissed its claims brought under the Securities Act. On January 27, 2012, the court, in a ruling from the bench, substantially overruled defendants’ demurrers. On March 5, 2012, the plaintiff filed a second amended complaint. On April 10, 2012, MS&Co filed a demurrer to certain causes of action in the second amended complaint, which the court overruled on July 24, 2012.

On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against MS&Co, which is styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated and is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY, NY County”). The Complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that MS&Co misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that MS&Co knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint

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seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On September 30, 2010, MS&Co filed a motion to dismiss the complaint. On February 28, 2011, the Court denied MS&Co’s motion to dismiss the complaint. On July 7, 2011, the appellate court affirmed the lower court’s decision denying MS&Co’s motion to dismiss.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed two complaints against MS&Co and other defendants. One was filed in the Circuit Court of the State of Illinois styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. The other was filed in the Superior Court of the State of California, styled Federal Home Loan Bank of Chicago v. Bank of America Securities LLC, et al. The complaints allege that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by MS&Co in the two actions was approximately $203 million and $75 million respectively. The complaint filed in Illinois raises claims under Illinois law. The complaint filed in California raises claims under the federal securities laws, Illinois law and California law. Both complaints seek, among other things, to rescind the plaintiff’s purchase of such certificates. On March 24, 2011, the court presiding over Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. granted plaintiff leave to file an amended complaint. On May 27, 2011, defendants filed a motion to dismiss the amended complaint, which motion was denied on September 19, 2012. MS&Co filed its answer on December 21, 2012. On September 15, 2011, plaintiff filed an amended complaint in Federal Home Loan Bank of Chicago v. Bank of America Securities LLC, et al. On December 1, 2011, defendants filed a demurrer to the amended complaint on statute of limitations and statute of repose grounds, which demurrer was overruled on June 28, 2012. On August 31, 2012, defendants filed demurrers on the merits of the complaint.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against MS&Co and other defendants in the Superior Court of the Commonwealth of Massachusetts styled Federal Home Loan Bank of Boston v. Ally Financial, Inc. F/K/A GMAC LLC et al. An amended complaint was filed on June 19, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co or sold to plaintiff by MS&Co was approximately $550 million. The amended complaint raises claims under the Massachusetts Uniform Securities Act, the Massachusetts consumer protection act and common law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On May 26, 2011, defendants removed the case to the United States District Court for the District of Massachusetts. On October 11, 2012, defendants filed motions to dismiss the amended complaint.

On July 5, 2011, Allstate Insurance MS&Co and certain of its affiliated entities filed a complaint against MS&Co in the Supreme Court of NY, NY County styled Allstate Insurance MS&Co, et al. v. Morgan Stanley, et al. An amended complaint was filed on September 9, 2011 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued and/or sold to plaintiffs by MS&Co was approximately $104 million. The complaint raises common law claims of fraud, fraudulent inducement, aiding and abetting fraud and negligent misrepresentation and seeks, among other things, compensatory and/or rescissionary damages associated with plaintiffs’ purchases of such certificates. On October 14, 2011, defendants filed a motion to dismiss the amended complaint.

On July 18, 2011, the Western and Southern Life Insurance MS&Co and certain affiliated companies filed a complaint against MS&Co and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance MS&Co, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by MS&Co was approximately $153 million. The amended complaint raises claims under the Ohio Securities Act, federal securities laws, and common law and seeks, among other things, to rescind the plaintiffs’ purchases of such certificates. On May 21, 2012, MS&Co filed a motion to dismiss the amended complaint, which motion was denied on August 3, 2012. Trial is currently scheduled to begin in November 2013.

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On September 2, 2011, the Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae and Freddie Mac, filed 17 complaints against numerous financial services companies, including MS&Co. A complaint against MS&Co and other defendants was filed in the Supreme Court of NY, NY County, styled Federal Housing Finance Agency, as Conservator v. Morgan Stanley et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to Fannie Mae and Freddie Mac of residential mortgage pass-through certificates with an original unpaid balance of approximately $11 billion. The complaint raises claims under federal and state securities laws and common law and seeks, among other things, rescission and compensatory and punitive damages. On September 26, 2011, defendants removed the action to the SDNY and on October 26, 2011, the FHFA moved to remand the action back to the Supreme Court of NY, NY County. On May 11, 2012, plaintiff withdrew its motion to remand. On July 13, 2012, MS&Co filed a motion to dismiss the complaint, which motion was denied in large part on November 19, 2012. Trial is currently scheduled to begin in January 2015.

On September 2, 2011, the FHFA, as conservator for Freddie Mac, also filed a complaint against MS&Co and other defendants in the Supreme Court of NY, NY County, styled Federal Housing Finance Agency, as Conservator v. General Electric MS&Co et al. The complaint alleged that defendants made untrue statements and material omissions in connection with the sale to Freddie Mac of residential mortgage pass-through certificates with an original unpaid balance of approximately $549 million. The complaint raised claims under federal and state securities laws and common law and sought, among other things, rescission and compensatory and punitive damages. On October 6, 2011, defendants removed the action to the SDNY. On January 22, 2013, the plaintiff voluntarily dismissed the action with prejudice as to all defendants.

On November 4, 2011, the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Franklin Bank S.S.B, filed two complaints against MS&Co in the District Court of the State of Texas. Each was styled Federal Deposit Insurance Corporation, as Receiver for Franklin Bank S.S.B v. Morgan Stanley & MS&Co LLC F/K/A Morgan Stanley & Co. Inc. and alleged that MS&Co made untrue statements and material omissions in connection with the sale to plaintiff of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly underwritten and sold to plaintiff by MS&Co in these cases was approximately $67 million and $35 million, respectively. The complaints each raised claims under both federal securities law and the Texas Securities Act and each seeks, among other things, compensatory damages associated with plaintiff’s purchase of such certificates. On March 20, 2012, MS&Co filed answers to the complaints in both cases. On June 13, 2012, MS&Co removed the cases to the United States District Court for the Southern District of Texas. On June 21, 2012, MS&Co moved to transfer the action to the SDNY. On November 27, 2012, the court granted the plaintiff’s motion to remand the action to Texas state court and denied MS&Co’s motion to transfer the case to New York. On January 10, 2013, MS&Co filed a motion for summary judgment and special exceptions with respect to plaintiff’s claims. On February 6, 2013, the FDIC filed an amended consolidated complaint.

On January 20, 2012, Sealink Funding Limited filed a complaint against MS&Co in the Supreme Court of NY, NY County, styled Sealink Funding Limited v. Morgan Stanley, et al. Plaintiff purports to be the assignee of claims of certain special purpose vehicles (“SPVs”) formerly sponsored by SachsenLB Europe. An amended complaint was filed on May 21, 2012 and alleges that defendants made untrue statements and material omissions in the sale to the SPVs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold by MS&Co was approximately $507 million. The amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, compensatory and/or rescissionary damages as well as punitive damages associated with plaintiffs’ purchases of such certificates. On September 7, 2012, MS&Co filed a motion to dismiss the amended complaint.

On January 25, 2012, Dexia SA/NV and certain of its affiliated entities filed a complaint against MS&Co in the Supreme Court of NY, NY County styled Dexia SA/NV et al. v. Morgan Stanley, et al. An amended complaint was filed on May 24, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold to plaintiffs by MS&Co was approximately $626 million. The amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, compensatory and/or rescissionary

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damages as well as punitive damages associated with plaintiffs’ purchases of such certificates. On August 10, 2012, MS&Co filed a motion to dismiss the amended complaint.

On January 25, 2012, Bayerische Landesbank, New York Branch filed a complaint against MS&Co in the Supreme Court of NY, NY County styled Bayerische Landesbank, New York Branch v. Morgan Stanley, et al. An amended complaint was filed on May 24, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold to plaintiff by MS&Co was approximately $411 million. The amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, compensatory and/or rescissionary damages as well as punitive damages associated with plaintiffs’ purchases of such certificates. On July 27, 2012, MS&Co filed a motion to dismiss the amended complaint.

On April 25, 2012, The Prudential Insurance MS&Co of America and certain affiliates filed a complaint against MS&Co and certain affiliates in the Superior Court of the State of New Jersey styled The Prudential Insurance MS&Co of America, et al. v. Morgan Stanley, et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co is approximately $1 billion. The complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud and tortious interference with contract and seeks, among other things, compensatory damages, punitive damages, rescission and rescissionary damages associated with plaintiffs’ purchases of such certificates. On October 16, 2012, plaintiffs filed an amended complaint which, among other things, increases the total amount of the certificates at issue by approximately $80 million, adds causes of action for fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On January 23, 2013, defendants filed a motion to dismiss the amended complaint.

On April 25, 2012, Metropolitan Life Insurance MS&Co and certain affiliates filed a complaint against MS&Co and certain affiliates in the Supreme Court of NY, NY County styled Metropolitan Life Insurance MS&Co, et al. v. Morgan Stanley, et al. An amended complaint was filed on June 29, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co was approximately $758 million. The amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, rescission, compensatory and/or rescissionary damages, as well as punitive damages, associated with plaintiffs’ purchases of such certificates. On September 21, 2012, MS&Co filed a motion to dismiss the amended complaint.

On August 7, 2012, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-4SL and Mortgage Pass-Through Certificates, Series 2006-4SL (together, the “Trust”) against MS&Co. The matter is styled Morgan Stanley Mortgage Loan Trust 2006-4SL, et al. v. Morgan Stanley Mortgage Capital Inc. and is pending in the Supreme Court of NY, NY County. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the Trust, which had an original principal balance of approximately $303 million, breached various representations and warranties. The complaint seeks, among other relief, rescission of the mortgage loan purchase agreement underlying the transaction, specific performance and unspecified damages and interest. On October 8, 2012, MS&Co filed a motion to dismiss the complaint.

On August 8, 2012, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-14SL, Mortgage Pass-Through Certificates, Series 2006-14SL, Morgan Stanley Mortgage Loan Trust 2007-4SL and Mortgage Pass-Through Certificates, Series 2007-4SL against MS&Co. The complaint is styled Morgan Stanley Mortgage Loan Trust 2006-14SL, et al. v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc. and is pending in the Supreme Court of NY, NY County. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trusts, which had original principal balances of approximately $354 million and $305 million respectively, breached various representations and warranties. The complaint seeks, among other relief, rescission

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of the mortgage loan purchase agreements underlying the transactions, specific performance and unspecified damages and interest. On October 9, 2012, MS&Co filed a motion to dismiss the complaint.

On August 10, 2012, the FDIC, as receiver for Colonial Bank, filed two complaints against MS&Co in the Circuit Court of Montgomery, Alabama. The first action is styled Federal Deposit Insurance Corporation as Receiver for Colonial Bank v. Citigroup Mortgage Loan Trust Inc. et al. and alleges that MS&Co made untrue statements and material omissions in connection with the sale to Colonial Bank of a mortgage pass-through certificate backed by a securitization trust containing residential mortgage loans. The total amount of the certificate allegedly sponsored, underwritten and/or sold by MS&Co to Colonial Bank was approximately $65 million. On September 12, 2012, defendants removed the case to the United States District Court for the Middle District of Alabama, and on October 12, 2012, plaintiff moved to remand the case to state court. The second action is styled Federal Deposit Insurance Corporation as Receiver for Colonial Bank v. Countrywide Securities Corporation et al. and alleges that MS&Co made untrue statements and material omissions in connection with the sale to Colonial Bank of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to Colonial Bank was approximately $144 million. On September 10, 2012, defendants removed the case to the United States District Court for the Middle District of Alabama, and on September 21, 2012, the United States Judicial Panel on Multidistrict Litigation transferred the action to the United States District Court for the Central District of California. On October 11, 2012, plaintiff moved to remand the case back to state court, which motion was denied on December 7, 2012. Defendants filed a motion to dismiss on January 22, 2013. The complaints each raise claims under federal securities law and the Alabama Securities Act and each seeks, among other things, compensatory damages associated with Colonial Bank’s purchase of such certificates.

On September 28, 2012, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-13ARX against MS&Co styled Morgan Stanley Mortgage Loan Trust 2006-13ARX v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc., pending in the Supreme Court of NY, NY County. U.S. Bank filed an amended complaint on January 17, 2013, which asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $609 million, breached various representations and warranties. The amended complaint seeks, among other relief, declaratory judgment relief, specific performance and unspecified damages and interest.

On October 5, 2012, a complaint was filed against MS&Co and others in the Supreme Court of NY, NY County, styled Phoenix Light SF Limited et al v. J.P. Morgan Securities LLC et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiffs, or their assignors, of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold to plaintiffs or their assignors by MS&Co was approximately $344 million. The complaint raises common law claims of fraud, fraudulent inducement, aiding and abetting fraud, negligent misrepresentation and rescission based on mutual mistake and seeks, among other things, compensatory damages, punitive damages or alternatively rescission or rescissionary damages associated with the purchase of such certificates. MS&Co filed a motion to dismiss the complaint on December 14, 2012.

On May 1, 2012, Asset Management Fund d/b/a AMF Funds and certain of its affiliated funds filed a summons with notice against MS&Co in the Supreme Court of NY, NY County, styled Asset Management Fund d/b/a AMF Funds et al v. Morgan Stanley et al. The notice alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs was approximately $122 million. The notice identifies causes of action against MS&Co for, among other things, common-law fraud, fraudulent inducement, aiding and abetting fraud, and negligent misrepresentation. The notice identifies the relief sought to include, among other things, monetary damages, punitive damages and rescission. Plaintiffs filed their complaint on October 22, 2012. On December 3, 2012, MS&Co filed a motion to dismiss the complaint.

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On November 16, 2012, IKB International S.A. and an affiliate filed a summons with notice against MS&Co and certain affiliates in the Supreme Court of NY, NY County, styled IKB International S.A. In Liquidation v. Morgan Stanley et al. The notice alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $147 million. The notice identifies causes of action against MS&Co for, among other things, common law fraud, fraudulent inducement, aiding and abetting fraud, and negligent misrepresentation as well as contract claims. The notice identifies the relief sought to include, among other things, monetary damages, punitive damages, and rescission.

On November 21, 2012, Deutsche Zentral Genossenshaftsbank AG and an affiliate filed a summons with notice against MS&Co and certain affiliates in the Supreme Court of NY, NY County, styled Deutsche Zentral Genossenshaftsbank AG, New York Branch, d/b/a DZ Bank AG New York Branch v. Morgan Stanley et al. The notice alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $694 million. The notice identifies causes of action against MS&Co for, among other things, common law fraud, fraudulent inducement, aiding and abetting fraud, and negligent misrepresentation as well as contract claims. The notice identifies the relief sought to include, among other things, monetary damages, punitive damages, and rescission.

On November 28, 2012, Stichting Pensioenfonds ABP filed a complaint against MS&Co in the Supreme Court of NY, NY County styled Stichting Pensioenfonds ABP. v. Morgan Stanley, et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiff of an unspecified amount of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The complaint raises common law claims of fraud, fraudulent inducement, aiding and abetting fraud and seeks, among other things, compensatory and/or rescissionary damages associated with plaintiff’s purchases of such certificates. On February 8, 2013, MS&Co filed a motion to dismiss the complaint.

On December 14, 2012, Royal Park Investments SA/NV filed a complaint against MS&Co, certain affiliates, and other defendants in the Supreme Court of NY, NY County, styled Royal Park Investments SA/NV v. Merrill Lynch et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $628 million. The complaint raises common law claims of fraud, fraudulent inducement, negligent misrepresentation, aiding and abetting fraud, and rescission and seeks, among other things, compensatory and punitive damages.

On January 10, 2013, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-10SL and Mortgage Pass-Through Certificates, Series 2006-10SL against MS&Co. The complaint is styled Morgan Stanley Mortgage Loan Trust 2006-10SL, et al. v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc. and is pending in the Supreme Court of NY, NY County. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $300 million, breached various representations and warranties. The complaint seeks, among other relief, an order requiring MS&Co to comply with the loan breach remedy procedures in the transaction documents, unspecified damages, and interest.

On January 25, 2013, the FHFA filed a summons with notice on behalf of the Trustee of the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC1, against MS&Co. The matter is styled Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Morgan Stanley ABS Capital I Inc. Trust, Series 007-NC1 v. Morgan Stanley ABS Capital I Inc. and is pending in the Supreme Court of NY, NY County. The notice asserts claims for breach of contract and alleges, among other things, that the loans in the Trust, which had an original principal balance of approximately $1.25 billion, breached various representations and warranties. The notice seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, and interest.

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On January 30, 2013, U.S. Bank, in its capacity as Trustee, filed a summons with notice on behalf of Morgan Stanley Mortgage Loan Trust 2007-2AX against MS&Co. The matter is styled Morgan Stanley Mortgage Loan Trust 2007-2AX, by U.S. Bank National Association, solely in its capacity as Trustee v. Morgan Stanley Mortgage Capital Holdings LLC, as successor-by-merger to Morgan Stanley Mortgage Capital Inc., and Greenpoint Mortgage Funding, Inc. and is pending in the Supreme Court of NY, NY County. The notice asserts claims for breach of contract and alleges, among other things, that the loans in the Trust, which had an original principal balance of approximately $650 million, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, and interest.

On August 24, 2012, HSH Nordbank AG and certain affiliates filed a summons with notice against MS&Co, certain affiliates, and other defendants in the Supreme Court of NY, NY County, styled HSH Nordbank AG et al. v. Morgan Stanley et al. The notice alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $524 million. The notice identifies causes of action against MS&Co for, among other things, common law fraud, fraudulent inducement, aiding and abetting fraud, and negligent misrepresentation. The notice identifies the relief sought to include, among other things, monetary damages, punitive damages, and rescission. An amended summons with notice was filed on November 28, 2012.

On August 29, 2012, Bank Hapoalim B.M. filed a summons with notice against MS&Co and certain affiliates in the Supreme Court of NY, NY County, styled Bank Hapoalim B.M. v. Morgan Stanley et al. The notice alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $141 million. The notice identifies causes of action against MS&Co for, among other things, common law fraud, fraudulent inducement, aiding and abetting fraud, and negligent misrepresentation. The notice identifies the relief sought to include, among other things, monetary damages, punitive damages, and rescission. An amended summons with notice was filed on December 4, 2012.

Other Matters.    On a case-by-case basis MS&Co has entered into agreements to toll the statute of limitations applicable to potential civil claims related to RMBS, CDOs and other mortgage-related products and services when MS&Co has concluded that it is in its interest to do so.

On October 18, 2011, MS&Co received a letter from Gibbs & Bruns LLP (the “Law Firm”), which is purportedly representing a group of investment advisers and holders of mortgage pass-through certificates issued by RMBS trusts that were sponsored or underwritten by MS&Co. The letter asserted that the Law Firm’s clients collectively hold 25% or more of the voting rights in 17 RMBS trusts sponsored or underwritten by MS&Co and that these trusts have an aggregate outstanding balance exceeding $6 billion. The letter alleged generally that large numbers of mortgages in these trusts were sold or deposited into the trusts based on false and/or fraudulent representations and warranties by the mortgage originators, sellers and/or depositors. The letter also alleged generally that there is evidence suggesting that MS&Co has failed prudently to service mortgage loans in these trusts. On January 31, 2012, the Law Firm announced that its clients hold over 25% of the voting rights in 69 RMBS trusts securing over $25 billion of RMBS sponsored or underwritten by MS&Co, and that its clients had issued instructions to the trustees of these trusts to open investigations into allegedly ineligible mortgages held by these trusts. The Law Firm’s press release also indicated that the Law Firm’s clients anticipate that they may provide additional instructions to the trustees, as needed, to further the investigations. On September 19, 2012, MS&Co received two purported Notices of Non-Performance from the Law Firm purportedly on behalf of the holders of significant voting rights in various trusts securing over $28 billion of residential mortgage backed securities sponsored or underwritten by MS&Co. The Notice purports to identify certain covenants in Pooling and Servicing Agreements (“PSAs”) that the holders allege that the Servicer and Master Servicer failed to perform, and alleges that each of these failures has materially affected the rights of certificate holders and constitutes an ongoing event of default under the relevant PSAs. On November 2, 2012, MS&Co responded to the letters, denying the allegations therein.

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On April 2, 2012, MS&Co entered into a Consent Order (the “Order”) with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) relating to the servicing of residential mortgage loans. The terms of the Order are substantially similar and, in many respects, identical to the orders entered into with the Federal Reserve by other large U.S. financial institutions. The Order, which is available on the Federal Reserve’s website, sets forth various allegations of improper conduct in servicing by Saxon, requires that MS&Co and its affiliates cease and desist such conduct, and requires that MS&Co, and its Board of Directors and affiliates, take various affirmative steps. The Order requires (i) MS&Co to engage an independent third-party consultant to conduct a review of certain foreclosure actions or proceedings that occurred or were pending between January 1, 2009 and December 31, 2010; (ii) the adoption of policies and procedures related to management of third parties used to outsource residential mortgage servicing, loss mitigation or foreclosure; (iii) a “validation report” from an independent third-party consultant regarding compliance with the Order for the first year; and (iv) submission of quarterly progress reports as to compliance with the Order by MS&Co’s the Board of Directors. The Order also provides that MS&Co will be responsible for the payment of any civil money penalties or compensatory payments assessed by the Federal Reserve related to such alleged conduct, which penalties or payments have not yet been determined. On January 15, 2013, MS&Co entered into a settlement with the Federal Reserve which resulted in the early termination of the foreclosure review process required by the Order and, in its place, MS&Co agreed to pay into a settlement fund and to pay additional funds for borrower relief efforts. The Federal Reserve has reserved the ability to impose civil monetary penalties on Saxon.

Commercial Mortgage Related Matter.

On January 25, 2011, MS&Co was named as a defendant in The Bank of New York Mellon Trust, National Association v. Morgan Stanley Mortgage Capital, Inc., a litigation pending in the SDNY. The suit, brought by the trustee of a series of commercial mortgage pass-through certificates, alleges that MS&Co breached certain representations and warranties with respect to an $81 million commercial mortgage loan that was originated and transferred to the trust by MS&Co. The complaint seeks, among other things, to have MS&Co repurchase the loan and pay additional monetary damages. On June 27, 2011, the court denied MS&Co’s motion to dismiss, but directed the filing of an amended complaint. On July 29, 2011, MS&Co filed its answer to the first amended complaint. On September 21, 2012, MS&Co and plaintiff filed motions for summary judgment.

CFTC Administrative Action

On June 5, 2012, MS consented to and became the subject of an Order Instituting Proceedings Pursuant to Sections 6(c) and 6(d) of the Commodity Exchange Act, as amended, Making Findings and Imposing Remedial Sanctions by the Commodity Futures Trading Commission (“CFTC”) to resolve allegations related to the failure of a salesperson to comply with exchange rules that prohibit off-exchange futures transactions unless there is an Exchange for Related Position (“EFRP”).  Specifically, the CFTC found that from April 2008 through October 2009, MS violated Section 4c(a) of the Commodity Exchange Act and Commission Regulation 1.38 by executing, processing and reporting numerous off-exchange futures trades to the Chicago Mercantile Exchange (“CME”) and Chicago Board of Trade (“CBOT”) as EFRPs in violation of CME and CBOT rules because those trades lacked the corresponding and related cash, OTC swap, OTC option, or other OTC derivative position.  In addition, the CFTC found that MS violated CFTC Regulation 166.3 by failing to supervise the handling of the trades at issue and failing to have adequate policies and procedures designed to detect and deter the violations of the Act and Regulations.  Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, MS accepted and consented to entry of findings and the imposition of a cease and desist order, a fine of $5,000,000, and undertakings related to public statements, cooperation and payment of the fine.  MS entered into corresponding and related settlements with the CME and CBOT in which the CME found that MS violated CME Rules 432.Q and 538 and fined MS $750,000 and CBOT found that MS violated CBOT Rules 432.Q and 538 and fined MS $1,000,000.

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DESCRIPTION OF THE SHARES AND THE MASTER FUND UNITS;
CERTAIN MATERIAL TERMS OF THE TRUST DECLARATIONS

The following summary briefly describes in brief the Shares and the Master Fund Units and certain aspects of the operation of the Fund and the Master Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and Master Fund and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Trust Declaration.

Description of the Shares and the Master Fund Units

The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. A Supplemental Listing Application has been made to list the Shares on the NYSE-ARCA under the symbol “GCC.”

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 50,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

The Fund will invest the proceeds of its offering of the Shares in the Master Fund. The Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. Master Fund Units may be purchased or redeemed on a continuous basis, but only by the Fund and only in blocks of 50,000 Master Fund Units, or Master Unit Baskets. The Master Fund is wholly-owned by the Fund and indirectly, by the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Principal Office; Location of Records

Each of the Fund and the Master Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund and Master Fund are managed by the Managing Owner, whose office is located at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 239-7938.

The books and records of the Fund and the Master Fund will be maintained as follows: all marketing materials and Basket creation and redemption books and records will be maintained at the offices of ALPS Distributors; Telephone number (303) 623-2577; certain financial books and records (including fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related document received from futures commission merchants will be maintained by GreenHaven Commodity Services. All other books and records of the Fund and the Master Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Master Fund’s Commodity Brokers) will be maintained at its principal office, c/o GreenHaven Commodity Services LLC, 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 239-7938.

The books and records of the Fund and the Master Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declarations of Trust. The Managing Owner will maintain and preserve the books and records of the Fund and the Master Fund for a period of not less than six (6) years.

The Trustee

CSC Trust Company of Delaware, a Delaware corporation (the Trustee), is the sole trustee of the Fund and Master Fund. The Trustee’s principal offices are located at 2711 Centerville Road, Suite 210, Wilmington, DE 19808. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund and Master Fund are limited to its express obligations under the Trust Declarations.

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The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Declaration.

The Trustee serves as the sole trustee of the Fund and the Master Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund and the Master Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund or the Master Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund and the Master Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Declarations provides that the Trustee is compensated by the Fund or the Master Fund, as appropriate, and is indemnified by the Fund or Master Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or Master Fund, as appropriate, or the performance of its duties pursuant to the Trust Declarations, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund, the Master Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Declaration.

Under each Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund or the Master Fund, other than certain limited voting rights as set forth in each Trust Declaration. In the course of its management of the business and affairs of the Fund and the Master Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or Master Fund, as appropriate.

Because the Trustee has delegated substantially all of its authority over the operation of the Fund and the Master Fund to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The Managing Owner

Background and Principal. GreenHaven Commodity Services LLC (the Managing Owner), a Delaware limited liability company, is the Managing Owner of the Fund and the Master Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Fund and Master Fund. The Managing Owner is registered with the CFTC as a Commodity Pool Operator (CPO) and Commodity Trading Advisor (CTA) and was approved as a Member of the NFA as of November 15, 2006. Its principal place of business is 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 239-7938. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Fund or the Master Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Principals and Key Employees. Ashmead Pringle and Cooper Anderson serve as the chief decision makers of the Managing Owner.

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Greenhaven LLC

Greenhaven LLC, a limited liability company in the state of Georgia, is the sole owner of the Managing Owner, Greenhaven Commodity Services, LLC.  Greenhaven LLC was formed in August 2005 and focuses on the development of private and public commodity investments.  GreenHaven LLC became a member of the National Futures Association on September 14, 2006, registered as a Commodity Trading Advisor on September 14, 2006, and became a listed principal of the Managing Owner on November 23, 2009.  GreenHaven, LLC does not act as a Commodity Trading Advisor and withdrew its registration with the NFA as of February 2, 2011.

Ashmead Pringle, 67, President

Mr. Pringle founded the Managing Owner and has served as the President since October of 2006. Since October 1984, Mr. Pringle founded and has acted as the President of Grain Service Corporation (GSC), a commodity research and trading company. Mr. Pringle became a registered Associated Person and listed Principal of the Managing Owner on November 15, 2006. He became a listed Principal of GreenHaven, LLC on November 15, 2006 and a registered Associated Person of GreenHaven, LLC on September 18, 2006.  The registrations associated with GreenHaven, LLC became inactive as of February 2, 2011. Mr. Pringle became a registered Associated Person and listed Principal of GreenHaven Coal Services, LLC on August 15, 2012. GreenHaven Coal Services, LLC is registered as a Commodity Pool Operator. Mr. Pringle became a listed Principal of Grain Service Corporation, Inc. on June 12, 1985 and a registered Associated Person of Grain Service Corporation, Inc. on October 31, 1985.

Cooper Anderson, 33, Treasurer and Manager of Operations

Mr. Anderson is a trader for the Managing Owner and is responsible for daily futures trading, cash flow management, treasury portfolio management, and quantitative analysis for the GreenHaven Continuous Commodity Index Fund. Prior to joining GreenHaven LLC, in April of 2007, Mr. Anderson worked from December of 2002 until March of 2006 as an analyst in Institutional Equity Sales and Trading for Credit Suisse Securities USA LLC, a securities broker dealer and investment bank based in Zurich, Switzerland. At Credit Suisse Securities USA LLC, Mr. Anderson served as a brokerage sales person covering the major financial institutions in the Southeastern United States and the Caribbean. Between the March of 2006 and April of 2007, Mr. Anderson took time off from work. He has passed the Level 3 CFA® exam and has a B.B.A. in Finance from the University of Georgia. Mr. Anderson became a registered Associated Person on May 29, 2007 with GreenHaven LLC and registered Associated Person and as listed Principal of the Managing Owner on November 30, 2009.  The registration associated with GreenHaven, LLC became inactive as of February 2, 2011. Mr. Anderson became a registered Associated Person on June 12, 2012 and Listed Principal of GreenHaven Coal Services, LLC on May 21, 2012. GreenHaven Coal Services, LLC is registered as a Commodity Pool Operator.

Scott Glasing, 50, Trader

Mr. Glasing is a trader for the Managing Owner and is responsible for daily futures trading. Mr. Glasing has held this position since November of 2006. Mr. Glasing has an expertise, concentrated in trading, back office operations and compliance.  A native of Chicago, he has interest in finance, economics and hedging.  Mr. Glasing has worked for Grain Service since 1998. Mr. Glasing became a registered Associated Person on November 15, 2006 and listed Principal of the Managing Owner on November 30, 2009. He became a registered Associated Person of GreenHaven, LLC on September 14, 2006. The registrations associated with GreenHaven, LLC became inactive as of February 2, 2011. Mr. Glasing became a registered Associated Person and Listed Principal of GreenHaven Coal Services, LLC on August 15, 2012. GreenHaven Coal Services, LLC is registered as a Commodity Pool Operator. He became an Associated Person of Grain Service Corporation, Inc. on February 9, 1998 and was listed as a principal of Grain Service Corporation, Inc. on March 26, 1998.

Neither Mr. Pringle, Mr. Anderson nor Mr. Glasing receives a salary directly from the Master Fund or the Fund as a result of serving in any capacity. However, a portion the Management Fee that is received for the services provided by the Managing Owner shall be used for payment of compensation to such individuals.

As of the date of this prospectus, neither Mr. Pringle, Mr. Anderson nor Mr. Glasing owned any shares, and the Managing Owner owned fifty (50) shares.

The performance history of the Fund and the Master Fund, since January 23, 2008, is summarized on page 11.

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NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

Fiduciary Obligations of the Managing Owner.  As managing owner of the Fund and the Master Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund and the Master Fund, consistent with the terms of the Trust Declarations. A form of each of the Trust Declarations is filed as an exhibit to the registration statement of which this prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund and the Master Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund and the Master Fund, as set forth herein and in the Trust Declarations (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declarations provide that the Managing Owner and its affiliates shall have no liability to the Fund, the Master Fund or any Shareholder for any loss suffered by the Fund or the Master Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund or the Master Fund, as applicable, and such course of conduct did not constitute gross negligence or misconduct by the Managing Owner Related Parties. The Fund and the Master Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund and the Master Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund or the Master Fund, as applicable.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the terms of the governing instrument of the Fund or the Master Fund, as applicable, may expand or restrict or eliminate the Managing Owner’s duties (including fiduciary duties) owed to the Fund, the Master Fund or any beneficial owner of the Fund or the Master Fund, as applicable, provided that the governing instrument of the Fund or the Master Fund, as applicable, may not eliminate the implied contractual covenant of good faith and fair dealing.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Fund) may, under certain circumstances and in accordance with the statutory trust’s governing instrument, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where a trustee with authority to do so has failed or refused to institute proceedings to recover such damages.  In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Fund and the Master Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective investors these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

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The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund and Master Fund

No principal has an ownership or beneficial interest in either the Fund or the Master Fund. The Managing Owner owns 50 General Units of each of the Master Fund and the Fund.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund or the Master Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, except in certain limited respects, upon the affirmative vote of the Shares then owned by Shareholders representing at least 75% of the Net Asset Value.  The Shareholders may also amend the Trust Declaration of the Fund, except in certain limited respects, by the affirmative vote of the Shares then owned by Shareholders representing a majority of the Net Asset Value (excluding any Shares held by the Managing Owner and its affiliates). The affirmative vote of the Shares then owned by Shareholders representing at least 75% of the Net Asset Value may also compel dissolution of the Fund. The owners of ten percent (10%) of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in the Fund or Master Fund, are non-voting.

The Managing Owner has the right unilaterally to amend the Trust Declaration provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Fund and the Master Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Fund and the Master Fund have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declarations provide that no written obligation may be undertaken by the Fund or Master Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each of the Fund and Master Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of the Fund and the Master Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of (i) Shareholders’ actions unrelated to the business of the Fund, or (ii) taxes imposed on the Shares by the states or municipalities in which such investors reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Shareholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

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Shares Freely Transferable

The Shares trade on NYSE-ARCA. The Fund will hold no investment assets other than Master Fund Units. The Fund trades with a view to tracking the Index over time, less expenses. The Fund’s Shares may be bought and sold on NYSE-ARCA like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Fund’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you (on a timely basis) to file your United States federal and state income tax returns with respect to your Shares.

The Managing Owner will notify Shareholders of any change in the fees paid by the Fund and the Master Fund or of any material changes to the Fund or the Master Fund. Any such notification shall include a description of Shareholders’ voting rights.

Net Asset Value

“Net Asset Value” means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, Net Asset Value includes any unrealized profit or loss on open commodity futures contracts, and any other credit or debit accruing to the Master Fund but unpaid or not received by the Master Fund. All open commodity futures contracts traded on a United States exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular commodity futures contract traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day.

The current market value of all open commodity futures contracts traded on a non-United States exchange shall be based upon the settlement price for that particular commodity futures contract traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided further, that if a commodity futures contract traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day.

The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Master Fund’s commodity brokerage account will be accrued at least monthly. The amount of any distribution will be a liability of the Master Fund from the day when the distribution is declared until it is paid.

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Net Asset Value per Master Fund Unit is the Net Asset Value of the Master Fund divided by the number of outstanding Master Fund Units. Because there will be a one-to-one correlation between Shares and Master Fund Units, the Net Asset Value per Share and the Net Asset Value per Master Fund Unit will be equal.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

(i)
The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within ninety (90) days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Managing Owner as provided above within one hundred and twenty (120) days of such event of withdrawal, Shareholders holding Shares representing at least seventy-five percent (75%) of the Net Asset Value (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Managing Owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

(ii)	The occurrence of any event which would make unlawful the continued existence of the Fund.

(iii)
In the event of the suspension, revocation or termination of the Managing Owner’s registration as a Commodity Pool Operator, or membership as a Commodity Pool Operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

(iv)	The Fund becomes insolvent or bankrupt.

(v)
The Shareholders holding Shares representing at least seventy-five percent (75%) of the Net Asset Value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(vi)
The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund.

(vii)	The Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

(viii)	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund. Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors:

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The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, some of the professional staff of the Managing Owner also services and has ownership in other affiliates of the Managing Owner, such as but not limited to Grain Service Corporation, GSC Agribusiness, and GreenHaven Group and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund and the Master Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources properly to manage the business and affairs of the Fund and the Master Fund consistent with its or their respective fiduciary duties to the Fund and the Master Fund and others.

The Commodity Broker

The Commodity Broker may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Master Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Master Fund or may compete with the Master Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Master Fund and for other customers. The Managing Owner does not presently intend to retain any commodity broker for the Master Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Master Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Master Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Master Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Master Fund.

Proprietary Trading/Other Clients

The Managing Owner, the Commodity Broker and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Master Fund or may compete with the Master Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Master Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, the Commodity Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Master Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Master Fund.

No Distributions

The Managing Owner has discretionary authority over all distributions made by the Fund. In view of the Fund’s objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions, but, has the sole discretion to do so from time to time. Greater management fees will be generated to the benefit of the Managing Owner if the Fund’s assets are not reduced by distributions to the Shareholders.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares will be used by the Fund, through the Master Fund, to engage in the trading of exchange-traded futures on the Index Commodities with a view to reflecting the performance of the Index over time, less the expenses of the operations of the Fund and the Master Fund. The

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Master Fund’s Portfolio also will include United States Treasury securities for deposit with the Master Fund’s Commodity Brokers as margin and other high credit quality short-term fixed income securities.

To the extent that the Master Fund trades in futures contracts on United States exchanges, the assets deposited by the Master Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Master Fund estimates:

(i)
up to approximately 10% of the Net Asset Value of the Master Fund will be placed in segregated accounts in the name of the Master Fund with the Commodity Brokers (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin commodity positions. Such funds will be segregated pursuant to CFTC rules;

(ii)
approximately 90% of the Net Asset Value of the Master Fund will be maintained in segregated accounts in the name of the Master Fund in bank deposits or United States Treasury and United States Government Agencies issues.

The Managing Owner, a registered Commodity Pool Operator and Commodity Trading Advisor, will be responsible for the cash management activities of the Master Fund, including investing in United States Treasury and United States Government Agencies issues.

In addition, assets of the Master Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Master Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

The Master Fund receives 100% of the interest income earned on its interest income assets.

FEES AND CHARGES

Upfront Selling Commissions

No upfront selling commissions will be charged to Shareholders, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Management Fee

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of the average amount of daily net assets of the Fund during the Calendar year.

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the offering of the Shares for the Funds initial continuous offering period commencing on January 23, 2008 were paid by GreenHaven, LLC, a limited liability company organized in the State of Georgia, which is the sole member of the Managing Owner. On May 15, 2009, the Fund and Master Fund registered 21,000,000 Shares for issuance, and on January 25, 2011, the Fund and the Master Fund registered an additional 20,000,000 units for issuance.  The Managing Owner has paid for the expenses in connection with this current prospectus. Neither Greenhaven, LLC nor the Managing Owner will be reimbursed in connection with the payment of the organizational and offering expenses. The Funds are not required to reimburse Greenhaven, LLC or its affiliates for any such costs incurred for any related period.

Organization and offering expenses relating to both the Master Fund and the Fund, as applicable, means those expenses incurred in connection with their formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually

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incurred and, directly or indirectly, related to the organization of the Fund and Master Fund or the offering of the Shares, including, but not limited to, expenses such as:

(i)	initial and ongoing registration fees, filing fees, escrow fees and taxes;

(ii)	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

(iii)	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

(iv)	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares.

For the year ended December 31, 2012, the expenses related to the offering of the Shares of the Company were $13,075 of which $10,339 were legal fees, and $2,736 were regulatory fees.  For the year ended December 31, 2011 the expenses related to the offering of the Shares were $82,816, of which $37,283 were legal fees, $26,748 were printing fees, and $18,785 were regulatory fees.  For the year ended December 31, 2010, the expenses related to the offering of the Shares were $193,867, of which $61,271 were legal fees, $17,012 were printing fees, $9,000 were audit fees, and $106,585 were regulatory fees.  The Managing Owner will not allocate to the Fund or the Master Fund the indirect expenses of the Managing Owner.

Brokerage Commissions and Fees; Routine Operational, Administrative and Other Ordinary Expenses

The Fund will pay to the Commodity Brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $20.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis.  The Fund will also reimburse the Managing Owner for any routine operational, administrative and other ordinary expenses of the Fund and the Master Fund paid by the Managing Owner (including, but not limited to, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs), out of any remaining portion of the 0.20% of the Fund’s Net Asset Value accrued for the payment of brokerage commissions and fees.

The Managing Owner does not expect brokerage commissions and fees as well as the Master Fund’s and the Fund’s routine operational, administrative and other ordinary expenses to exceed 0.20% of the Net Asset Value of the Master Fund in any year, although the actual amount of brokerage commissions and fees and other expenses in any year may be greater. These estimates are based on the Net Asset Value of $26.78 on September 10, 2013.

Unusual Fees and Expenses

The Fund pays all its unusual fees and expenses, if any, as determined by the Managing Owner. Unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Unusual fees and expenses shall also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Management Fee and Ongoing Expenses to be Paid First out of Interest Income

The Management Fee and ordinary ongoing expenses of the Fund will be paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. It is expected that, at current interest rates, such interest income will not be sufficient to cover all or a significant portion of the Management Fee and ordinary ongoing expenses of the Fund.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). This discussion is applicable to a Shareholder who purchases Shares in the offering to which this Prospectus relates, including a

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Shareholder who purchases Shares from an Authorized Purchaser. Except where noted otherwise, it deals only with Shares held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to -market method of accounting, or holders of Shares whose “functional currency” is not the U.S. dollar.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.

Except where noted otherwise, all references below to the term “Fund” shall be deemed to include the Fund and the Master Fund.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.

The Fund has received the opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP, counsel to the Fund, that the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders will be as described below. In rendering its opinion, Tannenbaum Helpern Syracuse & Hirschtritt LLP has relied on the facts described in this Prospectus as well as certain representations made by the Fund and the Trustee. The opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP is not binding on the United States Internal Revenue Service, or the IRS, and, as a result, the IRS may not agree with the tax positions taken by the Fund. If challenged by the IRS, the Fund’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors.

If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund and the Master Fund

A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (“qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Master Fund and the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund and the Master Fund anticipate that at least 90% of their respective gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents) and based upon factual representations made by the Fund and the Master Fund, in the opinion of

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Tannenbaum Helpern Syracuse & Hirschtritt LLP, the Fund and the Master Fund will each be classified as a partnership for United States federal income tax purposes. The factual representations upon which Tannenbaum Helpern Syracuse & Hirschtritt LLP has relied are: (a) the Fund and the Master Fund have not elected and will not elect to be treated as corporations for United States federal income tax purposes; and (b) for each taxable year, more than 90% of the Fund’s and the Master Fund’s gross income will be qualifying income. Fund Shareholders are treated as owning interests in a partnership whose only investment is an equity interest in the Master Fund. Because ownership of the Fund and Master Fund will be identical (except for the small equity interest of the Managing Owner in the Master Fund), the tax years of the two partnerships would always be the same and Shareholders in the Fund would look through to the assets and tax items of the Master Fund when determining their federal income tax liability for any particular tax year.

There can be no assurance that the IRS will not assert that the Fund and/or the Master Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund or the Master Fund for United States federal income tax purposes or whether the Fund’s or the Master Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund and/or the Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s and the Master Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s and the Master Fund’s Managing Owner will use its best efforts to cause the operations of the Fund and the Master Fund in such manner as is necessary for the Fund and the Master Fund to continue to meet the qualifying income exception.

If the Master Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, the Master Fund would be taxable as a corporation for federal income tax purposes and the Master Fund would pay federal income tax on its income at regular corporate rates. In that event, the Fund would be treated as a shareholder in a corporation and, accordingly, the Shareholders would not report their share of the Master Fund’s income or loss on their returns. In addition, distributions from the Master Fund to the Fund would be treated as dividends to the extent of the Master Fund’s current or accumulated earnings and profits. To the extent a distribution exceeded the Master Fund’s earnings and profits, the distribution would be treated as a return of capital to the extent of the Fund’s basis in its Master Fund Units, and thereafter as gain from the sale of the Master Fund Units. Accordingly, if the Master Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The discussion below is based on Tannenbaum Helpern Syracuse & Hirschtritt LLP’s opinion that the Fund and the Master Fund will be classified as partnerships that are not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. Because the Trustee currently does not intend to make distributions, it is likely that in any year the Fund realizes net income and/or gain a U.S. Shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than Fund distributions. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Fund Shareholders will take into account their share of ordinary income realized by the Fund from accruals of interest on Treasury Bills (“T-Bills”) held in the Fund portfolio. The Fund may hold T-Bills with “original issue discount,” in which case Fund Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt by the Fund of those amounts may occur in a subsequent year. The Fund may also acquire T-Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

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The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. It is expected that the futures on the Index held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for United States federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark- to-market rules.

In addition, for taxable years beginning on or after January 1, 2013, individuals, estates and trusts will be subject to a Medicare tax of 3.8% on “net investment income” (or undistributed “net investment income”, in the case of estates and trusts) for each such taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount.   Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property.  It is anticipated that net income and gain attributable to an investment in the Fund will be included in a Shareholder’s “net investment income” subject to this Medicare tax.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders of Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

Allocation of the Fund’s Profits and Losses

For United States federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Fund’s Trust Declaration, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Fund’s Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Fund’s Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for United States federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact the Shareholders.

Monthly Allocation and Revaluation Conventions

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the holders of Fund Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Fund Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

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Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the lowest trading price of the Fund’s assets during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Manager is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund has made the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS.  Such election generally has the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore the Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the

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complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments required by Section 754, the Fund is required to obtain information regarding each holder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its share of inside basis. In addition, the Fund is generally required to adjust its tax basis in its assets in respect of all Shareholders in cases of Fund distributions that result in a “substantial basis reduction” (i.e., in excess of $250,000) in respect of the Fund’s property. The Fund also is required to adjust its tax basis in its assets in respect of a transferee Shareholder in the case of a sale or exchange of Shares, or a transfer upon death, when there exists a “substantial built-in loss” (i.e., in excess of $250,000) in respect of Fund property immediately after the transfer. For this reason, the Fund will require (i) a Shareholder who receives a distribution from the Fund in connection with a complete withdrawal, (ii) a transferee of Shares (including a transferee in case of death) and (iii) any other Shareholder in appropriate circumstances to provide the Fund with information regarding its adjusted tax basis in its Shares.

Constructive Termination

The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Non-liquidating distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the partnership interests it is treated as owning (see “ -Tax Basis in Partnership Interests” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “ -Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket of Shares. If the Fund disposes of assets in connection with the redemption of a Basket of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to the Shareholders. An Authorized Participant’s creation or redemption of a Basket of Shares also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the a sale or disposition of portfolio assets by the Fund.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

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A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain, (b) its share of the Fund’s income, if any, that is exempt from tax, (c) any increase in its share of the Fund’s liabilities, and (d) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses, (b) its allocable share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account, (b) any distributions by the Fund to the Shareholder, and (d) any decrease in its share of the Fund’s liabilities. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Disposition of Shares

A U.S. Shareholder will recognize capital gain or loss on the sale of its Shares. The U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in its Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Limitations on Deductibility of Losses and Certain Expenses

A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to a Shareholder by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund will be limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk will be a Shareholder’s invested capital plus such Shareholder’s share of any recourse debt of the Fund for which it is liable. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract losses in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2 percent of the taxpayer’s adjusted gross income for the year.  In addition, for taxable years beginning during or after 2013, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of: (a) 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or (b) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. In addition, these expenses are also not deductible in determining the alternative minimum tax

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liability of a U.S. Shareholder. The Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that the management fees and other expenses the Fund will incur will constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business.

Noncorporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund and the Master Fund have not yet determined whether it will make such an election. A U.S. Shareholder’s distributive share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

To the extent that a Shareholder is allocated losses or expenses of the Fund or the Master Fund that must be deferred or disallowed as a result of these or other limitations in the Code, a Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares. As one example, a Shareholder could be allocated and required to pay tax on its share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that it cannot deduct currently because it has insufficient capital gains against which to offset the loss. As another example, a Shareholder could be allocated and required to pay tax on its share of interest income and capital gain for a year, but be unable to deduct some or all of its share of management fees and/or margin account interest incurred by it with respect to its Shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund and the Master Fund’s losses and expenses.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from the Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. With respect to any Share that was not outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard

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to the Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Fund’s Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by the Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s Shares. The Fund will file partnership returns with the IRS and the Fund will issue a Schedule K-1 to each of the Shareholders. If you hold your Shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you at a later date, but in time for you to prepare your federal income tax return. Each holder of Shares hereby agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. The Code provides for one partner to be designated as the “tax matters partner” as the person to represent the partnership in the conduct of such a challenge or audit by the IRS. Pursuant to the Fund’s Trust Declaration, the Managing Owner will be appointed the “tax matters partner” of the Fund.

A United States federal income tax audit of the Fund’s information returns may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to the Fund or paid by the Fund on behalf of Fund Shareholders. If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for United States federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from, dividends, interest or other income derived by the Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

In certain circumstances the Code and Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Fund or Shareholders (1) if a Shareholder

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incurs a loss in excess a specified threshold from a sale or redemption of its Shares, (2) if the Fund engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of Shares in the Fund’s or such Shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the interests of the Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

Under the Code, RICs may invest up to 25% of their assets in “qualified publicly traded partnerships,” or qualified PTPs, and may treat net income derived from such investments as qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, under these rules, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. Based on prior performance of the Index, the Fund anticipates that it is likely to be a qualified PTP for most tax years. Consequently, RIC investors generally should be able to treat their respective shares of the Fund’s net income as qualifying income and to apply the asset diversification test to Shares for purposes of these rules. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future performance of the Index will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. In a revenue ruling released on December 16, 2005, the IRS has clarified that derivative contracts owned by a RIC that provide for a total- return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS, in a subsequent ruling, stated that the ruling will apply prospectively, beginning October 1, 2006, to allow RICs an opportunity to adapt to the new position. The IRS interpretation set forth in such ruling, however, does not adversely affect the Fund’s ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

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Tax-Exempt Organizations

Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the exempt organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the exempt organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. However, while it is not expected that an investment in the Fund will generate UBTI for a tax-exempt entity, if the Shareholder is a charitable remainder trust, if the Fund did generate UBTI, an excise tax would be imposed on the trust in an amount equal to one hundred percent (100%) of such UBTI. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to noncorporate Shareholders of Fund Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Other Tax Considerations

In addition to federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Tannenbaum Helpern

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Syracuse & Hirschtritt LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Shares.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances, including the ERISA Plan’s existing investment portfolio, and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Investment Considerations and Risk Factors.”

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded.

The U.S. Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the related prohibited transaction provisions under Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company,” which includes for purposes of the Plan Asset Regulation a “venture capital operating company,” or that equity participation in the entity by “Benefit Plan Investors” (as defined below) is not “significant.”

The “publicly offered security” exception applies if an equity interest is a security that is (a) “freely transferable”; (b) part of a class of securities that is “widely held”; and (3) either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”), or (ii) sold to a Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issue in which the offering of such security occurred.

Under the Plan Asset Regulation, equity participation in an entity by Benefit Plan Investors (as defined below) is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by Benefit Plan Investors. The term “Benefit Plan Investor” is defined in the Plan Asset Regulation as: (a) any employee benefit plan (as defined in Section 3(3) of ERISA), which is subject to part 4 of subtitle B of Title I of ERISA; (b) any plan subject to Code Section 4975; and (c) any entity whose underlying assets include plan assets by reason of the investment in the entity by such employee benefit plan and/or plan. For purposes of this determination, (i) the value of equity

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interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of any such person) is disregarded, and (ii) only that portion of the equity interests of an entity described in clause (c) of the preceding sentence investing in another entity that is investing in employee benefit plans or other plans described in clauses (a) or (b) of the preceding sentence is included in the testing of such other entity.

The Shares should be considered to be “equity interests” in the Fund for purposes of the Plan Asset Regulation and the Units should be considered to be “equity interests” in the Master Fund for purposes of the Plan Asset Regulation. The Shares should constitute “publicly offered securities” of the Fund for purposes of the Plan Asset Regulation. In addition, investment in the Master Fund by Benefit Plan Investors should not be “significant” for purposes of the Plan Asset Regulation. Therefore, the assets of both the Fund and the Master Fund should not be deemed to constitute the assets of any Plan.

If the assets of the Fund were deemed to constitute the assets of a Plan, the fiduciary making an investment in the Fund on behalf of an ERISA Plan could be deemed to have improperly delegated its asset management responsibility, the assets of the Fund and the Master Fund could be subject to ERISA’s reporting and disclosure requirements, and transactions involving the assets of the Fund and the Master Fund would be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the prohibited transaction rules of Section 4975 of the Code.

Each Plan fiduciary who is responsible for making the investment decisions whether to invest in the Shares should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Shares is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. Any Plan proposing to invest in Shares should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

The sale of any Shares to a Benefit Plan Investor is in no respect a representation by the Trustee, the Managing Owner or any of their affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Regardless of whether the assets of the Partnership are deemed to be “plan assets,” the acquisition of Shares by a Plan could, depending upon the facts and circumstances of such acquisition, be a prohibited transaction, for example, if Managing Owner or any of its affiliates were a party in interest or disqualified person with respect to the Plan. However, such a prohibited transaction may be treated as exempt under ERISA and the Code if the Shares were acquired pursuant to and in accordance with one or more “class exemptions” issued by the U.S. Department of Labor, such as Prohibited Transaction Class Exemption (“PTCE”) 84-14 (a class exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (a class exemption for certain transactions involving an insurance company pooled separate account), PTCE 91-38 (a class exemption for certain transactions involving a bank collective investment fund), PTCE 95-60 (a class exemption for certain transactions involving an insurance company general account), and PTCE 96-23 (a class exemption for certain transactions determined by an in-house asset manager).

Any insurance company proposing to invest assets of its general account in the Shares should also consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations thereunder published by the U.S. Department of Labor in January, 2000.

The Fund will require a fiduciary of an ERISA Plan that proposes to acquire Shares to represent that it has been informed of and understands the Fund’s and the Master Fund’s investment objectives, policies, strategies and limitations, that the decision to acquire the Shares was made in accordance with its fiduciary responsibilities under ERISA and that neither the Trustee, the Managing Owner nor any of their affiliates has provided investment advice with respect to such decision. The Fund will also require any investor that is, or is acting on behalf of, a Plan to represent and warrant that its acquisition and holding of Shares will not result in a nonexempt prohibited transaction under ERISA and/or Section 4975 of the Code.

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Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. The Fund will require similar representations and warranties with respect to the purchase of Shares by any such plan. Fiduciaries of such plans should consult with their counsel before purchasing Shares.

The discussion of ERISA and Section 4975 of the Code contained in this Prospectus is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect.

ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN SHARES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) IS STRONGLY URGED TO CONSULT ITS OWN LEGAL, TAX AND ERISA ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT AND THE ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

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PLAN OF DISTRIBUTION

Continuous Offering Period

The Fund will issue Shares in Baskets to Authorized Participants continuously as of 12:00 p.m. New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the Net Asset Value of 50,000 Shares as of the closing time of NYSE-ARCA or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.  Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.  The Managing Owner may terminate the continuous offering at any time. In the event that the continuous offering period is terminated for any reason, the trading market for the Shares on NYSE-ARCA will be materially affected and the market value of the Shares may be negatively impacted.

Authorized Participants are expected to offer to the public the Shares they create at a per-Share offering price that will vary depending upon, among other factors, Net Asset Value, the trading price of the Shares on NYSE-ARCA and the supply of and demand for Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. No selling commission will be paid by the Fund to any Authorized Participant in connection with creations of Baskets, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Baskets to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed as a statutory underwriter.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

General

The Managing Owner intends to qualify the Shares in certain states and through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority

57

without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10%.

Pursuant to the Distribution Services Agreement, the Distributor will be paid out of the Management Fee in an amount of approximately $50,000 per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties. Pursuant to the Distribution Services Agreement, over the three year period from the date of this offering the Distributor may receive up to a maximum of $150,000 (fees) and a maximum of $150,000 (expenses) for its services under that Agreement.

Pursuant to the Marketing Agreement, the Marketing Agent will be paid the following fees out of the Management Fee of the Master Fund in an amount of (i) 0.15% per annum on the first $1 billion of the average amount of daily net assets of the Master Fund during each calendar year, or Total Net Assets; (ii) 0.125% on the next $1.5 billion in Total Net Assets (i.e., the amount of Total Net Assets above $1 billion but below $2.5 billion); (iii) 0.10% on assets in excess of $2.5 billion.  Over the three year period from the offering date, the maximum compensation the Marketing Agent may receive under the Marketing Agreement and the Distribution Agreement as a result of this offering is estimated to be $7,687,625, which includes $6,978,863 (marketing fees), $150,000 (distribution services fee), $150,000 (distribution services expenses), $381,852 (salaries for Registered Representatives of the Marketing Agent), and $26,910 (expenses). Total underwriting compensation will not exceed 10% of the offering proceeds.

Under the Marketing Services Agreement, ALPS Funds Services, Inc, as the Marketing Agent shall perform marketing services, including, but not limited to call center services, marketing strategy consultation, and coordinating participation for conferences.

Under the Distribution Services Agreement, ALPS Distributors, Inc as the Distributor shall perform the services, including, but not limited to, FINRA advertising review and approval, registered representative licensing and supervision, processing and maintenance of Fund creation and redemption records.

The Fund will advise the Distributor and the Marketing Agent if the payment described hereunder must be limited, when combined with other commissions realized by other FINRA Members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Conduct Rule 2310.

LEGAL MATTERS

Tannenbaum Helpern Syracuse & Hirschtritt LLP and Morris James LLP have advised the Managing Owner in connection with the Shares being offered hereby, and Morris James LLP has provided an opinion as to the legality of the issuance of such Shares. Tannenbaum Helpern Syracuse & Hirschtritt LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund and the Master Fund. Tannenbaum Helpern Syracuse & Hirschtritt LLP has prepared the section “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Tannenbaum Helpern Syracuse & Hirschtritt LLP has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund.

Litigation and Claims. Within the past 5 years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Managing Owner, the Trustee, underwriter, or any principal affiliate of such parties. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in and incorporated by reference in this prospectus and elsewhere in the registration statement have been so included and incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

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ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund and the Master Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC at 100 Front Street, N.E., Washington, D.C. 20549, and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

We are a reporting company, and file annual, quarterly and current reports and other information with the SEC.  The SEC allows us to “incorporate by reference” information into this Prospectus, which means that the Fund and the Master Fund can disclose important information to you by referring you to other documents which the Fund and Master Fund have filed or will file with the SEC.  The Fund and the Master Fund are incorporating by reference in this Prospectus the documents listed below and all amendments or supplements that may be filed to such documents, as well as any future filings made with the SEC on our Form 10-K under the Exchange Act before the time that all of the securities offered by this Prospectus have been sold or de-registered:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;
●	Quarterly Report on Form 10-Q for the period ended March 31, 2013; and
●	Quarterly Report on Form 10-Q for the period ended June 30, 2013.
●	Audited Financials of the Managing Owner on Form 8-K for the fiscal year ended December 31, 2012.

All documents filed by us with the SEC pursuant to Section 13(a), 13(c) 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination or completion of this offering of our Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part of it from the filing dates of such documents.  Additionally, all filings filed by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the Prospectus.  Certain statements in and portions of this Prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this Prospectus may update and replace statements in and portions of this Prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this Prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.  Please direct your written or telephone requests to c/o GreenHaven Commodity Services, 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326 (Tel: 404-239-7938).

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STATEMENT OF ADDITIONAL INFORMATION

September 13, 2013
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss. PAST PERFORMANCE IS NOT NECESSRILY INDICATIVE OF FUTURE RESULTS. See “Risk Factors” beginning at page 1 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION

For information on how to obtain a Disclosure Document, please see page ii above.

GreenHaven Commodity Services LLC
Managing Owner

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STATEMENT OF ADDITIONAL INFORMATION
September 13, 2013
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
Shares of Beneficial Interest

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THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 3, 2012 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 3, 2012 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

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Speculative Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You May Face — Possible Illiquid Markets May Exacerbate Losses.”

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund and the Master Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund and the Master Fund. The Fund and the Master Fund themselves are not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and

63

their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund and the Master Fund themselves are not required to become members of the NFA).

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Master Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

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65

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Shareholders of
GreenHaven Continuous Commodity Index Fund:

We have audited the accompanying consolidated statements of financial condition of GreenHaven Continuous Commodity Index Fund and subsidiary as of December 31, 2012 and 2011, the consolidated schedules of investments as of December 31, 2012 and 2011, and the related consolidated statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012.  These financial statements are the responsibility of the GreenHaven Continuous Commodity Index Fund’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GreenHaven Continuous Commodity Index Fund and subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the GreenHaven Continuous Commodity Index Fund’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 26, 2013 (not separately included herein), expressed an unqualified opinion thereon.

/s/ Grant Thornton LLP

Atlanta, Georgia
February 26, 2013

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Managers and Shareholders of
GreenHaven Continuous Commodity Index Master Fund:

We have audited the accompanying statements of financial condition of GreenHaven Continuous Commodity Index Master Fund as of December 31, 2012 and 2011, the schedules of investments as of December 31, 2012 and 2011, and the related statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012.  These financial statements are the responsibility of the GreenHaven Continuous Commodity Index Master Fund’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenHaven Continuous Commodity Index Master Fund as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the GreenHaven Continuous Commodity Index Master Fund’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 26, 2013 (not separately included herein), expressed an unqualified opinion thereon.

/s/ Grant Thornton LLP

Atlanta, Georgia
February 26, 2013

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GreenHaven Continuous Commodity Index Fund
Consolidated Statements of Financial Condition
December 31, 2012 and 2011

	2012	2011
Assets
Equity in broker trading accounts:
U.S. Treasury Obligations (cost $469,979,439 and $9,999,989 as of 2012 and 2011, respectively)	$469,995,420	$9,999,990
Cash held by broker	22,210,626	619,079,494
Net unrealized depreciation on futures contracts	(12,514,458)	(45,001,789)
Total assets	$479,691,588	$584,077,695

Liabilities and shareholders’ equity
Capital shares payable	$4,327,722	$1,497,826
Management fee payable to related party	354,469	438,205
Accrued brokerage fees and expenses payable	401,297	983,648
Total liabilities	5,083,488	2,919,679

Shareholders’ equity
General Units:
Paid in capital - 50 units issued	1,500	1,500
Accumulated deficit	(57)	(2)
Total General Units	1,443	1,498
Limited Units:
Paid in capital - 16,450,000 and 19,400,000 redeemable units issued and outstanding as of 2012 and 2011, respectively	470,214,957	549,362,581
Retained earnings	4,391,700	31,793,937

Total Limited Units	474,606,657	581,156,518

Total shareholders’ equity	474,608,100	581,158,016

Total liabilities and shareholders’ equity	$479,691,588	$584,077,695

Net asset value per share

General Units	$28.86	$29.96

Limited Units	$28.85	$29.96

See accompanying notes to consolidated financial statements

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GreenHaven Continuous Commodity Index Master Fund
Consolidated Schedule of Investments
December 31, 2012

	Percentage of		Fair	Face
Description	Net Assets		Value	Value
U.S. Treasury Obligations
U.S. Treasury Bills, 0.06% due January 03, 2013	37.93%		$180,000,000	$180,000,000
U.S. Treasury Bills, 0.05% due January 10, 2013	6.32		29,999,820	30,000,000
U.S. Treasury Bills, 0.05% due January 24, 2013	40.03		189,997,910	190,000,000
U.S. Treasury Bills, 0.11% due February 14, 2013	14.75		69,997,690	70,000,000
Total U.S. Treasury Obligations (cost $469,979,439)	99.03%		$469,995,420	$470,000,000

	Percentage of		Fair	Notional
Description	Net Assets		Value	Value
Unrealized Appreciation/(Depreciation) on Futures Contracts
Cocoa (414 contracts, settlement date March 13, 2013)	(0.20	) %	$(948,620)	$9,257,040
Cocoa (415 contracts, settlement date May 15, 2013)	(0.20)		(932,590)	9,320,900
Cocoa (414 contracts, settlement date July 16, 2013)	(0.10)		(485,050)	9,331,560
Coffee (168 contracts, settlement date March 18, 2013)	(0.28)		(1,303,556)	9,059,400
Coffee (170 contracts, settlement date May 20, 2013)	(0.28)		(1,324,350)	9,352,125
Coffee (169 contracts, settlement date July 19, 2013)	(0.14)		(671,381)	9,477,731
Copper (102 contracts, settlement date March 26, 2013)	0.12		554,000	9,313,875
Copper (102 contracts, settlement date May 29, 2013)	0.11		544,763	9,338,100
Copper (101 contracts, settlement date July 29, 2013)	0.11		529,500	9,271,800
Corn (267 contracts, settlement date March 14, 2013)	(0.25)		(1,180,150)	9,321,637
Corn (266 contracts, settlement date May 14, 2013)	(0.23)		(1,104,225)	9,313,325
Corn (266 contracts, settlement date July 12, 2013)	(0.08)		(389,100)	9,273,425
Cotton (246 contracts, settlement date March 06, 2013)	0.08		361,630	9,242,220
Cotton (244 contracts, settlement date May 08, 2013)	0.02		99,440	9,254,920
Cotton (245 contracts, settlement date July 09, 2013)	0.10		489,040	9,416,575
FCOJ-A (838 contracts, settlement date March 08, 2013)	(0.06)		(301,343)	14,750,895
FCOJ-A (435 contracts, settlement date May 10, 2013)	0.03		133,620	7,777,800
FCOJ-A (285 contracts, settlement date July 11, 2013)	(0.01)		(61,987)	5,185,575
Gold (56 contracts, settlement date February 26, 2013)	0.07		312,270	9,384,480
Gold (55 contracts, settlement date April 26, 2013)	0.05		236,130	9,229,000
Gold (55 contracts, settlement date June 26, 2013)	(0.07)		(317,080)	9,240,000
Heating Oil (44 contracts, settlement date January 31, 2013)	0.00	*	(14,960)	5,602,766
Heating Oil (44 contracts, settlement date February 28, 2013)	0.00	*	(10,185)	5,575,046
Heating Oil (44 contracts, settlement date March 28, 2013)	0.00	*	(1,571)	5,535,869
Heating Oil (44 contracts, settlement date April 30, 2013)	0.02		85,352	5,587,982
Heating Oil (44 contracts, settlement date May 31, 2013)	0.02		90,959	5,558,045
Lean Hogs (189 contracts, settlement date February 14, 2013)	0.07		323,420	6,480,810
Lean Hogs (189 contracts, settlement date April 12, 2013)	0.01		24,060	6,707,610
Lean Hogs (188 contracts, settlement date June 14, 2013)	(0.04)		(163,170)	7,358,320
Lean Hogs (188 contracts, settlement date July 15, 2013)	(0.04)		(193,660)	7,322,600
Light, Sweet Crude Oil (60 contracts, settlement date January 22, 2013)	(0.01)		(45,010)	5,509,200
Light, Sweet Crude Oil (61 contracts, settlement date February 20, 2013)	(0.01)		(57,300)	5,628,470
Light, Sweet Crude Oil (60 contracts, settlement date March 20, 2013)	(0.01)		(38,330)	5,563,800
Light, Sweet Crude Oil (60 contracts, settlement date April 22, 2013)	0.06		279,100	5,589,600
Light, Sweet Crude Oil (60 contracts, settlement date May 21, 2013)	0.06		274,100	5,609,400
Live Cattle (175 contracts, settlement date February 28, 2013)	0.03		163,800	9,261,000
Live Cattle (174 contracts, settlement date April 30, 2013)	0.02		106,530	9,491,700
Live Cattle (175 contracts, settlement date June 28, 2013)	0.02		96,290	9,152,500
Natural Gas (163 contracts, settlement date January 29, 2013)	(0.06)		(298,990)	5,462,130
Natural Gas (163 contracts, settlement date Februay 26, 2013)	(0.05)		(251,910)	5,484,950
Natural Gas (163 contracts, settlement date March 26, 2013)	(0.04)		(189,680)	5,546,890
Natural Gas (163 contracts, settlement date April 26, 2013)	(0.07)		(316,420)	5,628,390
Natural Gas (163 contracts, settlement date May 29, 2013)	(0.06)		(298,280)	5,718,040
Platinum (181 contracts, settlement date April 26, 2013)	(0.06)		(267,470)	13,958,720
Platinum (180 contracts, settlement date July 29, 2013)	(0.07)		(329,455)	13,911,300
Silver (62 contracts, settlement date March 26, 2013)	0.01		58,585	9,370,370
Silver (61 contracts, settlement date May 29, 2013)	0.03		143,405	9,235,095
Silver (61 contracts, settlement date July 29, 2013)	(0.14)		(680,860)	9,249,125
Soybean (133 contracts, settlement date March 14, 2013)	(0.16)		(772,287)	9,373,175
Soybean (132 contracts, settlement date May 14, 2013)	(0.10)		(461,563)	9,235,050
Soybean (133 contracts, settlement date July 12, 2013)	(0.01)		(61,712)	9,278,413
Sugar (424 contracts, settlement date February 28, 2013)	(0.10)		(456,109)	9,264,909
Sugar (424 contracts, settlement date April 30, 2013)	(0.07)		(317,901)	9,307,648
Sugar (423 contracts, settlement date June 28, 2013)	0.06		278,678	9,352,022
Wheat (237 contracts, settlement date March 14, 2013)	(0.28)		(1,303,087)	9,219,300
Wheat (237 contracts, settlement date May 14, 2013)	(0.24)		(1,134,200)	9,334,838
Wheat (235 contracts, settlement date July 12, 2013)	(0.22)		(1,015,588)	9,326,563
Net Unrealized Depreciation on Futures Contracts	(2.64	) %	$(12,514,458)	$473,904,029

* Denotes greater than 0.000% yet less than 0.005%

See accompanying notes to consolidated financial statements

69

GreenHaven Continuous Commodity Index Master Fund
Schedule of Investments
December 31, 2011

	Percentage of		Fair	Face
Description	Net Assets		Value	Value
U.S. Treasury Obligations
U.S. Treasury Bill, 0.00% due January 05, 2012 (cost $9,999,989)	1.72%		$9,999,990	$10,000,000

	Percentage of		Fair	Notional
Description	Net Assets		Value	Value
Unrealized Appreciation/(Depreciation) on Futures Contracts
Cocoa (535 contracts, settlement date March 15, 2012)	(0.55	) %	$(3,205,990)	$11,283,150
Cocoa (536 contracts, settlement date May 15, 2012)	(0.53)		(3,093,380)	11,422,160
Cocoa (536 contracts, settlement date July 16, 2012)	(0.33)		(1,932,240)	11,513,280
Coffee (133 contracts, settlement date March 20, 2012)	(0.15)		(896,456)	11,314,144
Coffee (132 contracts, settlement date May 18, 2012)	(0.16)		(919,744)	11,367,675
Coffee (132 contracts, settlement date July 19, 2012)	(0.06)		(352,538)	11,493,900
Copper (133 contracts, settlement date March 28, 2012)	(0.10)		(592,150)	11,424,700
Copper (132 contracts, settlement date May 29, 2012)	(0.11)		(608,013)	11,376,750
Copper (132 contracts, settlement date July 27, 2012)	0.01		51,438	11,401,500
Corn (349 contracts, settlement date March 14, 2012)	(0.15)		(862,200)	11,281,425
Corn (349 contracts, settlement date May 14, 2012)	(0.15)		(839,875)	11,425,387
Corn (348 contracts, settlement date July 13, 2012)	0.01		33,125	11,505,750
Cotton (249 contracts, settlement date March 08, 2012)	(0.13)		(726,570)	11,429,100
Cotton (248 contracts, settlement date May 08, 2012)	(0.15)		(851,265)	11,368,320
Cotton (248 contracts, settlement date July 09, 2012)	(0.12)		(721,380)	11,322,440
FCOJ-A (561 contracts, settlement date March 12, 2012)	0.04		257,978	14,221,350
FCOJ-A (486 contracts, settlement date May 10, 2012)	0.15		856,470	12,261,780
FCOJ-A (306 contracts, settlement date July 11, 2012)	(0.01)		(32,880)	7,738,740
Gold (72 contracts, settlement date February 27, 2012)	(0.09)		(527,380)	11,280,960
Gold (72 contracts, settlement date April 26, 2012)	(0.21)		(1,233,460)	11,299,680
Gold (73 contracts, settlement date June 27, 2012)	(0.25)		(1,434,620)	11,472,680
Heating Oil (57 contracts, settlement date January 31, 2012)	(0.02)		(109,389)	6,976,595
Heating Oil (56 contracts, settlement date February 29, 2012)	(0.02)		(101,056)	6,834,677
Heating Oil (56 contracts, settlement date March 30, 2012)	(0.02)		(111,661)	6,789,283
Heating Oil (56 contracts, settlement date April 30, 2012)	(0.09)		(493,088)	6,734,482
Heating Oil (56 contracts, settlement date May 31, 2012)	(0.08)		(488,053)	6,693,557
Lean Hogs (236 contracts, settlement date February 14, 2012)	(0.07)		(384,030)	7,957,920
Lean Hogs (236 contracts, settlement date April 16, 2012)	(0.06)		(325,560)	8,278,880
Lean Hogs (235 contracts, settlement date June 14, 2012)	(0.05)		(275,680)	8,977,000
Lean Hogs (236 contracts, settlement date July 16, 2012)	(0.04)		(210,990)	8,951,480
Light, Sweet Crude Oil (69 contracts, settlement date January 20, 2012)	0.13		727,240	6,819,270
Light, Sweet Crude Oil (69 contracts, settlement date February 21, 2012)	0.13		746,950	6,831,000
Light, Sweet Crude Oil (69 contracts, settlement date March 20, 2012)	0.13		746,560	6,845,490
Light, Sweet Crude Oil (69 contracts, settlement date April 20, 2012)	0.01		82,600	6,859,290
Light, Sweet Crude Oil (68 contracts, settlement date May 22, 2012)	0.02		113,320	6,764,640
Live Cattle (229 contracts, settlement date February 29, 2012)	0.00	*	2,380	11,124,820
Live Cattle (230 contracts, settlement date April 30, 2012)	(0.02)		(131,730)	11,541,400
Live Cattle (230 contracts, settlement date June 29, 2012)	(0.02)		(122,410)	11,460,900
Natural Gas (224 contracts, settlement date January 27, 2012)	(0.40)		(2,315,920)	6,695,360
Natural Gas (224 contracts, settlement date February 27, 2012)	(0.38)		(2,204,450)	6,755,840
Natural Gas (220 contracts, settlement date March 28, 2012)	(0.36)		(2,067,940)	6,773,800
Natural Gas (220 contracts, settlement date April 26, 2012)	(0.20)		(1,188,850)	6,888,200
Natural Gas (219 contracts, settlement date May 29, 2012)	(0.20)		(1,169,040)	6,968,580
Platinum (243 contracts, settlement date April 26, 2012)	(0.43)		(2,468,450)	17,069,535
Platinum (243 contracts, settlement date July 27, 2012)	(0.44)		(2,566,290)	17,124,210
Silver (82 contracts, settlement date March 28, 2012)	(0.35)		(2,055,925)	11,445,150
Silver (81 contracts, settlement date May 29, 2012)	(0.38)		(2,222,650)	11,323,800
Silver (81 contracts, settlement date July 27, 2012)	(0.33)		(1,944,665)	11,338,785
Soybean (186 contracts, settlement date March 14, 2012)	(0.17)		(1,016,225)	11,232,075
Soybean (187 contracts, settlement date May 14, 2012)	(0.16)		(954,425)	11,383,625
Soybean (187 contracts, settlement date July 13, 2012)	0.05		264,900	11,472,450
Sugar (444 contracts, settlement date February 29, 2012)	(0.24)		(1,406,339)	11,586,624
Sugar (444 contracts, settlement date April 30, 2012)	(0.20)		(1,152,122)	11,412,576
Sugar (444 contracts, settlement date June 29, 2012)	(0.09)		(545,496)	11,218,637
Wheat (343 contracts, settlement date March 14, 2012)	(0.20)		(1,133,987)	11,194,662
Wheat (340 contracts, settlement date May 14, 2012)	(0.19)		(1,118,513)	11,411,250
Wheat (340 contracts, settlement date July 13, 2012)	0.04		230,325	11,666,250
Net Unrealized Depreciation on Futures Contracts	(7.74	) %	$(45,001,789)	$580,606,964

* Denotes greater than 0.000% yet less than 0.005%

See accompanying notes to consolidated financial statements

70

GreenHaven Continuous Commodity Index Fund
Consolidated Statements of Income and Expenses
For the Years Ended December 31, 2012, 2011, and 2010

	2012	2011	2010
Income
Interest Income	$331,044	$335,677	$301,808

Expenses
Management fee to related party	4,637,997	5,895,201	2,523,863
Brokerage fees and expenses	377,195	1,300,472	712,620
Total expenses	5,015,192	7,195,673	3,236,483
Net Investment Loss	(4,684,148)	(6,859,996)	(2,934,675)

Realized and Net Change in Unrealized Gain (Loss) on Investments and Futures Contracts
Realized Gain (Loss) on
Investments	1,429	451	(403)
Futures Contracts	(55,222,884)	36,755,383	43,285,484
Net Realized Gain (Loss)	(55,221,455)	36,755,834	43,285,081
Net Change in Unrealized Gain (Loss) on
Investments	15,980	(20,292)	18,076
Futures Contracts	32,487,331	(103,641,471)	46,259,451
Net Change in Unrealized Gain (Loss)	32,503,311	(103,661,763)	46,277,527
Net Realized and Unrealized Gain (Loss) on Investments and Future Contracts	(22,718,144)	(66,905,929)	89,562,608

Net Gain (Loss)	$(27,402,292)	$(73,765,925)	$86,627,933

See accompanying notes to consolidated financial statements

71

GreenHaven Continous Commodity Index Fund
Consolidated Statements of Changes in Shareholders’ Equity
For the Year Ended December 31, 2012

	General Units				Limited Units				Total

				Total				Total
				General				Limited	Total
	General Units		Accumulated	Shareholders’	Limited Units		Accumulated	Shareholders’	Shareholders’
	Units	Amount	Deficit	Equity	Units	Amount	Earnings	Equity	Equity
Balance at January 1, 2012	50	$1,500	$(2)	$1,498	19,400,000	$549,362,581	$31,793,937	$581,156,518	$581,158,016
Creation of Limited Units	—	—	—	—	3,250,000	101,149,075	—	101,149,075	101,149,075
Redemption of Limited Units	—	—	—	—	(6,200,000)	(180,296,699)	—	(180,296,699)	(180,296,699)
Net loss:
Net investment loss	—	—	(13)	(13)	—	—	(4,684,135)	(4,684,135)	(4,684,148)
Net realized loss on Investments and Futures Contracts	—	—	(135)	(135)	—	—	(55,221,320)	(55,221,320)	(55,221,455)
Net change in unrealized gain on Investments and Futures Contracts	—	—	93	93	—	—	32,503,218	32,503,218	32,503,311
Net loss	—	—	(55)	(55)	—	—	(27,402,237)	(27,402,237)	(27,402,292)

Balance at December 31, 2012	50	$1,500	$(57)	$1,443	16,450,000	$470,214,957	$4,391,700	$474,606,657	$474,608,100

See accompanying notes to consolidated financial statements

72

GreenHaven Continous Commodity Index Master Fund
Consolidated Statements of Changes in Shareholders’ Equity
For the Year Ended December 31, 2011

	General Units				Limited Units				Total

				Total				Total
				General				Limited	Total
	General Units		Accumulated	Shareholders’	Limited Units		Accumulated	Shareholders’	Shareholders’
	Units	Amount	Deficit	Equity	Units	Amount	Earnings	Equity	Equity
Balance at January 1, 2011	50	$1,500	$144	$1,644	16,250,000	$428,801,695	$105,559,716	$534,361,411	$534,363,055
Collection of Subscription receivable			—	—	—	—	—	$—	—
Creation of Limited Units	—	—	—	—	11,200,000	383,075,174	—	383,075,174	383,075,174
Redemption of Limited Units	—	—	—	—	(8,050,000)	(262,514,288)	—	(262,514,288)	(262,514,288)
Net loss:
Net investment loss	—	—	(17)	(17)	—	—	(6,859,979)	(6,859,979)	(6,859,996)
Net realized gain on Investments and Futures Contracts	—	—	88	88	—	—	36,755,746	36,755,746	36,755,834
Net change in unrealized loss on Investments and Futures Contracts	—	—	(217)	(217)	—	—	(103,661,546)	(103,661,546)	(103,661,763)
Net loss	—	—	(146)	(146)	—	—	(73,765,779)	(73,765,779)	(73,765,925)

Balance at December 31, 2011	50	$1,500	$(2)	$1,498	19,400,000	$549,362,581	$31,793,937	$581,156,518	$581,158,016

See accompanying notes to consolidated financial statements

73

GreenHaven Continous Commodity Index Master Fund
Consolidated Statements of Changes in Shareholders’ Equity
For the Year Ended December 31, 2010

	General Units				Limited Units				Total

				Total				Total
				General				Limited	Total
	General Units		Accumulated	Shareholders’	Limited Units		Accumulated	Shareholders’	Shareholders’
	Units	Amount	Earnings	Equity	Units	Amount	Earnings	Equity	Equity
Balance at January 1, 2010	50	$1,500	$(189)	$1,311	8,750,000	$210,500,911	$18,932,116	$229,433,027	$229,434,338
Creation of Limited Units	—	—	—	—	9,200,000	262,051,675	—	262,051,675	262,051,675
Redemption of Limited Units	—	—	—	—	(1,700,000)	(43,750,891)	—	(43,750,891)	(43,750,891)
Net gain:
Net investment loss	—	—	(15)	(15)	—	—	(2,934,660)	(2,934,660)	(2,934,675)
Net realized gain on Investments and Futures Contracts	—	—	165	165	—	—	43,284,916	43,284,916	43,285,081
Net change in unrealized gain on Investments and Futures Contracts	—	—	183	183	—	—	46,277,344	46,277,344	46,277,527
Net gain	—	—	333	333	—	—	86,627,600	86,627,600	86,627,933

Balance at December 31, 2010	50	$1,500	$144	$1,644	16,250,000	$428,801,695	$105,559,716	$534,361,411	$534,363,055

See accompanying notes to consolidated financial statements

74

GreenHaven Continuous Commodity Index Fund
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2012, 2011, and 2010

	2012	2011	2010
Cash flow from operating activities:
Net gain (loss)	$(27,402,292)	$(73,765,925)	$86,627,933
Adjustments to reconcile net gain (loss) to net cash used for operating activities:
Purchase of investment securities	(2,089,638,671)	(1,594,743,929)	(1,159,625,357)
Proceeds from sales of investment securities	1,629,991,694	2,054,999,635	809,997,503
Net accretion of discount	(331,044)	(335,677)	(301,808)
Net realized loss (gain) on investment securities	(1,429)	(451)	403
Unrealized depreciation (appreciation) on investments	(32,503,311)	103,661,763	(46,277,527)
Increase in payable - capital shares	2,829,896	1,497,826	—
Increase (decrease) in accrued expenses	(666,087)	717,847	515,001
Net cash provided by (used for) operating activities	(517,721,244)	492,031,089	(309,063,852)

Cash flows from financing activities:
Proceeds from creation of Limited Units	101,149,075	383,075,174	262,051,675
Redemption of Limited Units	(180,296,699)	(262,514,288)	(43,750,891)
Net cash provided by (used for) financing activities	(79,147,624)	120,560,886	218,300,784

Net change in cash	(596,868,868)	612,591,975	(90,763,068)
Cash held by broker at beginning of year	619,079,494	6,487,519	97,250,587
Cash held by broker at end of year	$22,210,626	$619,079,494	$6,487,519

See accompanying notes to consolidated financial statements

75

GreenHaven Continuous Commodity Index Master Fund
Statements of Financial Condition
December 31, 2012 and 2011

	2012	2011
Assets
Equity in broker trading accounts:
U.S. Treasury Obligations (cost $469,979,439 and $9,999,989 as of 2012 and 2011, respectively)	$469,995,420	$9,999,990
Cash held by broker	22,210,626	619,079,494
Net unrealized depreciation on futures contracts	(12,514,458)	(45,001,789)
Total assets	$479,691,588	$584,077,695

Liabilities and shareholders’ equity
Capital shares payable	$4,327,722	$1,497,826
Management fee payable to related party	354,469	438,205
Accrued brokerage fees and expenses payable	401,297	983,648
Total liabilities	5,083,488	2,919,679

Shareholders’ equity
General Units:
Paid in capital - 50 units issued	1,500	1,500
Accumulated deficit	(57)	(2)
Total General Units	1,443	1,498
Limited Units:
Paid in capital - 16,450,000 and 19,400,000 redeemable units issued and outstanding as of 2012 and 2011, respectively	470,214,957	549,362,581
Retained earnings	4,391,700	31,793,937

Total Limited Units	474,606,657	581,156,518

Total shareholders’ equity	474,608,100	581,158,016

Total liabilities and shareholders’ equity	$479,691,588	$584,077,695

Net asset value per share
General Units	$28.86	$29.96

Limited Units	$28.85	$29.96

See accompanying notes to consolidated financial statements

76

GreenHaven Continuous Commodity Index Master Fund
Consolidated Schedule of Investments
December 31, 2012

	Percentage of	Fair	Face
Description	Net Assets	Value	Value
U.S. Treasury Obligations
U.S. Treasury Bills, 0.06% due January 03, 2013	37.93%	$180,000,000	$180,000,000
U.S. Treasury Bills, 0.05% due January 10, 2013	6.32	29,999,820	30,000,000
U.S. Treasury Bills, 0.05% due January 24, 2013	40.03	189,997,910	190,000,000
U.S. Treasury Bills, 0.11% due February 14, 2013	14.75	69,997,690	70,000,000
Total U.S. Treasury Obligations (cost $469,979,439)	99.03%	$469,995,420	$470,000,000

	Percentage of	Fair	Notional
Description	Net Assets	Value	Value
Unrealized Appreciation/(Depreciation) on Futures Contracts
Cocoa (414 contracts, settlement date March 13, 2013)	(0.20)%	$(948,620)	$9,257,040
Cocoa (415 contracts, settlement date May 15, 2013)	(0.20)	(932,590)	9,320,900
Cocoa (414 contracts, settlement date July 16, 2013)	(0.10)	(485,050)	9,331,560
Coffee (168 contracts, settlement date March 18, 2013)	(0.28)	(1,303,556)	9,059,400
Coffee (170 contracts, settlement date May 20, 2013)	(0.28)	(1,324,350)	9,352,125
Coffee (169 contracts, settlement date July 19, 2013)	(0.14)	(671,381)	9,477,731
Copper (102 contracts, settlement date March 26, 2013)	0.12	554,000	9,313,875
Copper (102 contracts, settlement date May 29, 2013)	0.11	544,763	9,338,100
Copper (101 contracts, settlement date July 29, 2013)	0.11	529,500	9,271,800
Corn (267 contracts, settlement date March 14, 2013)	(0.25)	(1,180,150)	9,321,637
Corn (266 contracts, settlement date May 14, 2013)	(0.23)	(1,104,225)	9,313,325
Corn (266 contracts, settlement date July 12, 2013)	(0.08)	(389,100)	9,273,425
Cotton (246 contracts, settlement date March 06, 2013)	0.08	361,630	9,242,220
Cotton (244 contracts, settlement date May 08, 2013)	0.02	99,440	9,254,920
Cotton (245 contracts, settlement date July 09, 2013)	0.10	489,040	9,416,575
FCOJ-A (838 contracts, settlement date March 08, 2013)	(0.06)	(301,343)	14,750,895
FCOJ-A (435 contracts, settlement date May 10, 2013)	0.03	133,620	7,777,800
FCOJ-A (285 contracts, settlement date July 11, 2013)	(0.01)	(61,987)	5,185,575
Gold (56 contracts, settlement date February 26, 2013)	0.07	312,270	9,384,480
Gold (55 contracts, settlement date April 26, 2013)	0.05	236,130	9,229,000
Gold (55 contracts, settlement date June 26, 2013)	(0.07)	(317,080)	9,240,000
Heating Oil (44 contracts, settlement date January 31, 2013)	0.00 *	(14,960)	5,602,766
Heating Oil (44 contracts, settlement date February 28, 2013)	0.00 *	(10,185)	5,575,046
Heating Oil (44 contracts, settlement date March 28, 2013)	0.00 *	(1,571)	5,535,869
Heating Oil (44 contracts, settlement date April 30, 2013)	0.02	85,352	5,587,982
Heating Oil (44 contracts, settlement date May 31, 2013)	0.02	90,959	5,558,045
Lean Hogs (189 contracts, settlement date February 14, 2013)	0.07	323,420	6,480,810
Lean Hogs (189 contracts, settlement date April 12, 2013)	0.01	24,060	6,707,610
Lean Hogs (188 contracts, settlement date June 14, 2013)	(0.04)	(163,170)	7,358,320
Lean Hogs (188 contracts, settlement date July 15, 2013)	(0.04)	(193,660)	7,322,600
Light, Sweet Crude Oil (60 contracts, settlement date January 22, 2013)	(0.01)	(45,010)	5,509,200
Light, Sweet Crude Oil (61 contracts, settlement date February 20, 2013)	(0.01)	(57,300)	5,628,470
Light, Sweet Crude Oil (60 contracts, settlement date March 20, 2013)	(0.01)	(38,330)	5,563,800
Light, Sweet Crude Oil (60 contracts, settlement date April 22, 2013)	0.06	279,100	5,589,600
Light, Sweet Crude Oil (60 contracts, settlement date May 21, 2013)	0.06	274,100	5,609,400
Live Cattle (175 contracts, settlement date February 28, 2013)	0.03	163,800	9,261,000
Live Cattle (174 contracts, settlement date April 30, 2013)	0.02	106,530	9,491,700
Live Cattle (175 contracts, settlement date June 28, 2013)	0.02	96,290	9,152,500
Natural Gas (163 contracts, settlement date January 29, 2013)	(0.06)	(298,990)	5,462,130
Natural Gas (163 contracts, settlement date Februay 26, 2013)	(0.05)	(251,910)	5,484,950
Natural Gas (163 contracts, settlement date March 26, 2013)	(0.04)	(189,680)	5,546,890
Natural Gas (163 contracts, settlement date April 26, 2013)	(0.07)	(316,420)	5,628,390
Natural Gas (163 contracts, settlement date May 29, 2013)	(0.06)	(298,280)	5,718,040
Platinum (181 contracts, settlement date April 26, 2013)	(0.06)	(267,470)	13,958,720
Platinum (180 contracts, settlement date July 29, 2013)	(0.07)	(329,455)	13,911,300
Silver (62 contracts, settlement date March 26, 2013)	0.01	58,585	9,370,370
Silver (61 contracts, settlement date May 29, 2013)	0.03	143,405	9,235,095
Silver (61 contracts, settlement date July 29, 2013)	(0.14)	(680,860)	9,249,125
Soybean (133 contracts, settlement date March 14, 2013)	(0.16)	(772,287)	9,373,175
Soybean (132 contracts, settlement date May 14, 2013)	(0.10)	(461,563)	9,235,050
Soybean (133 contracts, settlement date July 12, 2013)	(0.01)	(61,712)	9,278,413
Sugar (424 contracts, settlement date February 28, 2013)	(0.10)	(456,109)	9,264,909
Sugar (424 contracts, settlement date April 30, 2013)	(0.07)	(317,901)	9,307,648
Sugar (423 contracts, settlement date June 28, 2013)	0.06	278,678	9,352,022
Wheat (237 contracts, settlement date March 14, 2013)	(0.28)	(1,303,087)	9,219,300
Wheat (237 contracts, settlement date May 14, 2013)	(0.24)	(1,134,200)	9,334,838
Wheat (235 contracts, settlement date July 12, 2013)	(0.22)	(1,015,588)	9,326,563
Net Unrealized Depreciation on Futures Contracts	(2.64)%	$(12,514,458)	$473,904,029
* Denotes greater than 0.000% yet less than 0.005%

See accompanying notes to consolidated financial statements

77

GreenHaven Continuous Commodity Index Master Fund
Schedule of Investments
December 31, 2011

	Percentage of	Fair	Face
Description	Net Assets	Value	Value
U.S. Treasury Obligations
U.S. Treasury Bill, 0.00% due January 05, 2012 (cost $9,999,989)	1.72%	$9,999,990	$10,000,000

	Percentage of	Fair	Notional
Description	Net Assets	Value	Value
Unrealized Appreciation/(Depreciation) on Futures Contracts
Cocoa (535 contracts, settlement date March 15, 2012)	(0.55)%	$(3,205,990)	$11,283,150
Cocoa (536 contracts, settlement date May 15, 2012)	(0.53)	(3,093,380)	11,422,160
Cocoa (536 contracts, settlement date July 16, 2012)	(0.33)	(1,932,240)	11,513,280
Coffee (133 contracts, settlement date March 20, 2012)	(0.15)	(896,456)	11,314,144
Coffee (132 contracts, settlement date May 18, 2012)	(0.16)	(919,744)	11,367,675
Coffee (132 contracts, settlement date July 19, 2012)	(0.06)	(352,538)	11,493,900
Copper (133 contracts, settlement date March 28, 2012)	(0.10)	(592,150)	11,424,700
Copper (132 contracts, settlement date May 29, 2012)	(0.11)	(608,013)	11,376,750
Copper (132 contracts, settlement date July 27, 2012)	0.01	51,438	11,401,500
Corn (349 contracts, settlement date March 14, 2012)	(0.15)	(862,200)	11,281,425
Corn (349 contracts, settlement date May 14, 2012)	(0.15)	(839,875)	11,425,387
Corn (348 contracts, settlement date July 13, 2012)	0.01	33,125	11,505,750
Cotton (249 contracts, settlement date March 08, 2012)	(0.13)	(726,570)	11,429,100
Cotton (248 contracts, settlement date May 08, 2012)	(0.15)	(851,265)	11,368,320
Cotton (248 contracts, settlement date July 09, 2012)	(0.12)	(721,380)	11,322,440
FCOJ-A (561 contracts, settlement date March 12, 2012)	0.04	257,978	14,221,350
FCOJ-A (486 contracts, settlement date May 10, 2012)	0.15	856,470	12,261,780
FCOJ-A (306 contracts, settlement date July 11, 2012)	(0.01)	(32,880)	7,738,740
Gold (72 contracts, settlement date February 27, 2012)	(0.09)	(527,380)	11,280,960
Gold (72 contracts, settlement date April 26, 2012)	(0.21)	(1,233,460)	11,299,680
Gold (73 contracts, settlement date June 27, 2012)	(0.25)	(1,434,620)	11,472,680
Heating Oil (57 contracts, settlement date January 31, 2012)	(0.02)	(109,389)	6,976,595
Heating Oil (56 contracts, settlement date February 29, 2012)	(0.02)	(101,056)	6,834,677
Heating Oil (56 contracts, settlement date March 30, 2012)	(0.02)	(111,661)	6,789,283
Heating Oil (56 contracts, settlement date April 30, 2012)	(0.09)	(493,088)	6,734,482
Heating Oil (56 contracts, settlement date May 31, 2012)	(0.08)	(488,053)	6,693,557
Lean Hogs (236 contracts, settlement date February 14, 2012)	(0.07)	(384,030)	7,957,920
Lean Hogs (236 contracts, settlement date April 16, 2012)	(0.06)	(325,560)	8,278,880
Lean Hogs (235 contracts, settlement date June 14, 2012)	(0.05)	(275,680)	8,977,000
Lean Hogs (236 contracts, settlement date July 16, 2012)	(0.04)	(210,990)	8,951,480
Light, Sweet Crude Oil (69 contracts, settlement date January 20, 2012)	0.13	727,240	6,819,270
Light, Sweet Crude Oil (69 contracts, settlement date February 21, 2012)	0.13	746,950	6,831,000
Light, Sweet Crude Oil (69 contracts, settlement date March 20, 2012)	0.13	746,560	6,845,490
Light, Sweet Crude Oil (69 contracts, settlement date April 20, 2012)	0.01	82,600	6,859,290
Light, Sweet Crude Oil (68 contracts, settlement date May 22, 2012)	0.02	113,320	6,764,640
Live Cattle (229 contracts, settlement date February 29, 2012)	0.00 *	2,380	11,124,820
Live Cattle (230 contracts, settlement date April 30, 2012)	(0.02)	(131,730)	11,541,400
Live Cattle (230 contracts, settlement date June 29, 2012)	(0.02)	(122,410)	11,460,900
Natural Gas (224 contracts, settlement date January 27, 2012)	(0.40)	(2,315,920)	6,695,360
Natural Gas (224 contracts, settlement date February 27, 2012)	(0.38)	(2,204,450)	6,755,840
Natural Gas (220 contracts, settlement date March 28, 2012)	(0.36)	(2,067,940)	6,773,800
Natural Gas (220 contracts, settlement date April 26, 2012)	(0.20)	(1,188,850)	6,888,200
Natural Gas (219 contracts, settlement date May 29, 2012)	(0.20)	(1,169,040)	6,968,580
Platinum (243 contracts, settlement date April 26, 2012)	(0.43)	(2,468,450)	17,069,535
Platinum (243 contracts, settlement date July 27, 2012)	(0.44)	(2,566,290)	17,124,210
Silver (82 contracts, settlement date March 28, 2012)	(0.35)	(2,055,925)	11,445,150
Silver (81 contracts, settlement date May 29, 2012)	(0.38)	(2,222,650)	11,323,800
Silver (81 contracts, settlement date July 27, 2012)	(0.33)	(1,944,665)	11,338,785
Soybean (186 contracts, settlement date March 14, 2012)	(0.17)	(1,016,225)	11,232,075
Soybean (187 contracts, settlement date May 14, 2012)	(0.16)	(954,425)	11,383,625
Soybean (187 contracts, settlement date July 13, 2012)	0.05	264,900	11,472,450
Sugar (444 contracts, settlement date February 29, 2012)	(0.24)	(1,406,339)	11,586,624
Sugar (444 contracts, settlement date April 30, 2012)	(0.20)	(1,152,122)	11,412,576
Sugar (444 contracts, settlement date June 29, 2012)	(0.09)	(545,496)	11,218,637
Wheat (343 contracts, settlement date March 14, 2012)	(0.20)	(1,133,987)	11,194,662
Wheat (340 contracts, settlement date May 14, 2012)	(0.19)	(1,118,513)	11,411,250
Wheat (340 contracts, settlement date July 13, 2012)	0.04	230,325	11,666,250
Net Unrealized Depreciation on Futures Contracts	(7.74)%	$(45,001,789)	$580,606,964

* Denotes greater than 0.000% yet less than 0.005%

See accompanying notes to consolidated financial statements

78

GreenHaven Continuous Commodity Index Master Fund
Statements of Income and Expenses
For the Years Ended December 31, 2012, 2011, and 2010

	2012	2011	2010
Income
Interest Income	$331,044	$335,677	$301,808

Expenses
Management fee to related party	4,637,997	5,895,201	2,523,863
Brokerage fees and expenses	377,195	1,300,472	712,620
Total expenses	5,015,192	7,195,673	3,236,483
Net Investment Loss	(4,684,148)	(6,859,996)	(2,934,675)

Realized and Net Change in Unrealized Gain (Loss) on Investments and Futures Contracts
Realized Gain (Loss) on
Investments	1,429	451	(403)
Futures Contracts	(55,222,884)	36,755,383	43,285,484
Net Realized Gain (Loss)	(55,221,455)	36,755,834	43,285,081
Net Change in Unrealized Gain (Loss) on
Investments	15,980	(20,292)	18,076
Futures Contracts	32,487,331	(103,641,471)	46,259,451
Net Change in Unrealized Gain (Loss)	32,503,311	(103,661,763)	46,277,527
Net Realized and Unrealized Gain (Loss) on Investments and Future Contracts	(22,718,144)	(66,905,929)	89,562,608

Net Gain (Loss)	$(27,402,292)	$(73,765,925)	$86,627,933

See accompanying notes to consolidated financial statements

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GreenHaven Continuous Commodity Index Master Fund
Statements of Changes in Shareholders’ Equity
For the Year Ended December 31, 2012

	General Units				Limited Units				Total

				Total				Total
				General				Limited	Total
	General Units		Accumulated	Shareholders’	Limited Units		Accumulated	Shareholders’	Shareholders’
	Units	Amount	Deficit	Equity	Units	Amount	Earnings	Equity	Equity
Balance at January 1, 2012	50	$1,500	$(2)	$1,498	19,400,000	$549,362,581	$31,793,937	$581,156,518	$581,158,016
Creation of Limited Units	—	—	—	—	3,250,000	101,149,075	—	101,149,075	101,149,075
Redemption of Limited Units	—	—	—	—	(6,200,000)	(180,296,699)	—	(180,296,699)	(180,296,699)
Net loss:
Net investment loss	—	—	(13)	(13)	—	—	(4,684,135)	(4,684,135)	(4,684,148)
Net realized loss on Investments and Futures Contracts	—	—	(135)	(135)	—	—	(55,221,320)	(55,221,320)	(55,221,455)
Net change in unrealized gain on Investments and Futures Contracts	—	—	93	93	—	—	32,503,218	32,503,218	32,503,311
Net loss	—	—	(55)	(55)	—	—	(27,402,237)	(27,402,237)	(27,402,292)

Balance at December 31, 2012	50	$1,500	$(57)	$1,443	16,450,000	$470,214,957	$4,391,700	$474,606,657	$474,608,100

See accompanying notes to consolidated financial statements

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GreenHaven Continuous Commodity Index Master Fund
Statements of Changes in Shareholders’ Equity
For the Year Ended December 31, 2011

	General Units				Limited Units				Total

				Total				Total
				General				Limited	Total
	General Units		Accumulated	Shareholders’	Limited Units		Accumulated	Shareholders’	Shareholders’
	Units	Amount	Deficit	Equity	Units	Amount	Earnings	Equity	Equity
Balance at January 1, 2011	50	$1,500	$144	$1,644	16,250,000	$428,801,695	$105,559,716	$534,361,411	$534,363,055
Creation of Limited Units	—	—	—	—	11,200,000	383,075,174	—	383,075,174	383,075,174
Redemption of Limited Units	—	—	—	—	(8,050,000)	(262,514,288)	—	(262,514,288)	(262,514,288)
Net loss:
Net investment loss	—	—	(17)	(17)	—	—	(6,859,979)	(6,859,979)	(6,859,996)
Net realized gain on Investments and Futures Contracts	—	—	88	88	—	—	36,755,746	36,755,746	36,755,834
Net change in unrealized loss on Investments and Futures Contracts	—	—	(217)	(217)	—	—	(103,661,546)	(103,661,546)	(103,661,763)
Net loss	—	—	(146)	(146)	—	—	(73,765,779)	(73,765,779)	(73,765,925)

Balance at December 31, 2011	50	$1,500	$(2)	$1,498	19,400,000	$549,362,581	$31,793,937	$581,156,518	$581,158,016

See accompanying notes to consolidated financial statements

81

GreenHaven Continuous Commodity Index Master Fund
Statements of Changes in Shareholders’ Equity
For the Year Ended December 31, 2010

	General Units				Limited Units				Total

	General Units		Accumulated	Total General Shareholders’	Limited Units		Accumulated	Total Limited Shareholders’	Total Shareholders’
	Units	Amount	Earnings	Equity	Units	Amount	Earnings	Equity	Equity
Balance at January 1, 2010	50	$1,500	$(189)	$1,311	8,750,000	$210,500,911	$18,932,116	$229,433,027	$229,434,338
Creation of Limited Units	—	—	—	—	9,200,000	262,051,675	—	262,051,675	262,051,675
Redemption of Limited Units	—	—	—	—	(1,700,000)	(43,750,891)	—	(43,750,891)	(43,750,891)
Net gain:
Net investment loss	—	—	(15)	(15)	—	—	(2,934,660)	(2,934,660)	(2,934,675)
Net realized gain on Investments and Futures Contracts	—	—	165	165	—	—	43,284,916	43,284,916	43,285,081
Net change in unrealized gain on Investments and Futures Contracts	—	—	183	183	—	—	46,277,344	46,277,344	46,277,527
Net gain	—	—	333	333	—	—	86,627,600	86,627,600	86,627,933

Balance at December 31, 2010	50	$1,500	$144	$1,644	16,250,000	$428,801,695	$105,559,716	$534,361,411	$534,363,055

See accompanying notes to consolidated financial statements

82

GreenHaven Continuous Commodity Index Master Fund
Statements of Cash Flows
For the Years Ended December 31, 2012, 2011, and 2010

	2012	2011	2010
Cash flow from operating activities:
Net gain (loss)	$(27,402,292)	$(73,765,925)	$86,627,933
Adjustments to reconcile net gain (loss) to net cash used for operating activities:
Purchase of investment securities	(2,089,638,671)	(1,594,743,929)	(1,159,625,357)
Proceeds from sales of investment securities	1,629,991,694	2,054,999,635	809,997,503
Net accretion of discount	(331,044)	(335,677)	(301,808)
Net realized loss (gain) on investment securities	(1,429)	(451)	403
Unrealized depreciation (appreciation) on investments	(32,503,311)	103,661,763	(46,277,527)
Increase in payable - capital shares	2,829,896	1,497,826	-
Increase (decrease) in accrued expenses	(666,087)	717,847	515,001
Net cash provided by (used for) operating activities	(517,721,244)	492,031,089	(309,063,852)

Cash flows from financing activities:
Proceeds from creation of Limited Units	101,149,075	383,075,174	262,051,675
Redemption of Limited Units	(180,296,699)	(262,514,288)	(43,750,891)
Net cash provided by (used for) financing activities	(79,147,624)	120,560,886	218,300,784

Net change in cash	(596,868,868)	612,591,975	(90,763,068)
Cash held by broker at beginning of year	619,079,494	6,487,519	97,250,587
Cash held by broker at end of year	$22,210,626	$619,079,494	$6,487,519

See accompanying notes to consolidated financial statements

83

GreenHaven Continuous Commodity Index Fund GreenHaven Continuous Commodity Index Master Fund Notes to Consolidated Financial Statements Years Ended December 31, 2012, 2011, and 2010

(1) Organization

The GreenHaven Continuous Commodity Index Fund (the “Fund”) was formed as a Delaware statutory trust on October 27, 2006, and GreenHaven Continuous Commodity Master Index Fund (the “Master Fund”, and together with the Fund, the “Funds”), was formed as a Delaware statutory trust on October 27, 2006. The Fund offers common units of beneficial interest (the “Shares”). Upon inception of the Fund, 50 General Units of the Fund were issued to GreenHaven Commodity Services, LLC (the “Managing Owner”) in exchange for a capital contribution of $1,500. The Managing Owner serves the Fund as commodity pool operator, commodity trading advisor, and managing owner.

Shares are purchased from the Fund only by Authorized Participants in one or more blocks of 50,000 Shares, called a Basket. The proceeds from the offering of Shares are invested in the Master Fund. The Master Fund actively trades exchange traded futures in the commodities comprising the Reuters Continuous Commodity Index (“the Index”), with a view to tracking the performance of the Index over time. The Master Fund’s portfolio also includes United States Treasury securities and other high credit quality short term fixed income securities for deposit with the Master Fund’s commodities brokers as margin. The Fund wholly owns the Master Fund.

The Fund commenced trading on the American Stock Exchange (the AMEX) on January 24, 2008. On November 24, 2008 the Fund de-listed from the AMEX and on November 25, 2008 the Fund listed on NYSE Arca.. Prior to January 23, 2008, the only activity in the Fund was the subscription in 2006 by the Managing Owner for the General Units and the related payment for them in January 2008.

The Index is intended to reflect the performance of certain commodities. Through January 6, 2013 the commodities comprising the Index (the “Index Commodities”) were: corn, soybeans, wheat, live cattle, lean hogs, gold, silver, copper, cocoa, coffee, sugar, cotton, orange juice, platinum, crude oil, heating oil, and natural gas. The Index was revised on January 7, 2013 to include soybean oil and remove orange juice.

The Managing Owner and the Shareholders share in any profits and losses of the Fund attributable to the Fund in proportion to the percentage interest owned by each.

The Managing Owner, the Fund, and the Master Fund retain the services of third party service providers to operate the ongoing operations of the Fund and the Master Fund (See Note (2)).

(2) Service Providers and Related Party Agreements

(a) “The Trustee” – CSC Trust is the trustee for the Fund and Master Fund. CSC Trust is headquartered in Wilmington, DE.

(b) “The Managing Owner” – GreenHaven Commodity Services, LLC is the managing owner of the Fund and Master Fund and is responsible for the day to day operations of both entities. The Managing Owner charges the Fund a management fee for its services. GreenHaven Commodity Services, LLC is a Delaware limited liability company with operations in Atlanta, GA.

(c) “The Administrator” – The Bank of New York Mellon Corporation has been appointed by the Managing Owner as the administrator, custodian and transfer agent of the Fund and the Master Fund, and has entered into separate administrative, custodian, transfer agency and service agreements (collectively referred to as the “Administration Agreement”). Pursuant to the Administration Agreement, the Administrator performs or supervises the services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including receiving Net Asset Value calculations, accounting and other fund administrative services. As the Fund’s transfer agent, the Administrator will process creations and redemptions of Shares. These transactions will be processed on Depository Trust Company’s (“DTC’s”) book entry system. The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the

84

registrar, transfer journals and related details and trading and related documents received from futures commission merchants. The Bank of New York Mellon Corporation is based in New York, New York.

(d) “The Commodity Broker” – Morgan Stanley & Co. Incorporated (“MS&Co.”) is the Master Fund’s Commodity Broker. In its capacity as the Commodity Broker, it executes and clears each of the Master Fund’s futures transactions and performs certain administrative services for the Master Fund. MS&Co. is based in New York, New York.

(e) “The Distributor” – The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc., or the Distributor, to assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including receiving and processing orders from Authorized Participants to create and redeem Baskets, coordinating the processing of such orders and related functions and duties. The Distributor retains all marketing materials and Basket creation and redemption books and records at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203; Telephone number (303) 623-2577. Investors may contact the Distributor toll-free in the U.S. at (800) 320-2577. The Fund has entered into a Distribution Services Agreement with the Distributor.

The Distributor is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider of administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds.

(f) “The Authorized Participant” — Authorized Participants may create or redeem shares of the Master Fund. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company, or DTC, and (3) have entered into a participant agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund.

(3) Summary of Significant Accounting Policies

(a) Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

(b) Cash Held by Broker

The Fund defines cash held by broker to be cash and highly liquid investments with remaining maturities of three months or less when acquired. MS&Co. allows the Fund to apply its Treasury Bill portfolio towards its initial margin requirement for the Fund’s futures positions, hence all cash held by broker is unrestricted cash. The cash and Treasury bill positions are held in segregated accounts at MS&Co and are not insured by the Federal Deposit Insurance Corporation.

(c) United States Treasury Obligations

The Master Fund records purchases and sales of United States Treasury Obligations on a trade date basis. These holdings are marked to market based on quoted market closing prices. The Master Fund holds United States Treasury Obligations for deposit with the Master Fund’s commodity broker as margin and for trading and holding against initial margin of the open futures contracts. Interest income is recognized on an accrual basis when earned. Premiums and discounts are amortized or accreted over the life of the United States Treasury Obligations.

(d) Income Taxes

The Fund and Master Fund are classified as a grantor trust and a partnership respectively, for U.S. federal income tax purposes. Accordingly, neither the Fund nor the Master Fund is subject to U.S. federal, state, or local income taxes. Accordingly, no provision for federal, state, and local income taxes has been made in the accompanying

85

consolidated financial statements, as investors are individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

The Fund accounts for uncertainty in income taxes pursuant to the applicable accounting standard, which provides measurement, presentation and disclosure guidance related to uncertain tax positions. The guidance addresses how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this topic, the Fund must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The Fund’s reassessment of its tax positions did not have a material impact on the Fund’s financial condition, results of operations or liquidity.

(e) Futures Contracts

The Master Fund purchases and holds commodity futures contracts for investment purposes. These contracts are recorded on a trade date basis and open contracts are valued daily at settlement prices provided by the relevant exchanges. In the consolidated statement of financial condition, futures contracts are presented at their published settlement prices on the last business day of the period, in accord with the fair value accounting standard. Since these contracts are actively traded in markets that are directly observable and which provide readily available price quotes, their market value is deemed to be their fair value under the fair value accounting standard.  (See Note 4 – Fair Value Measurements)

However, when market closing prices are not available, the Managing Owner may value an asset of the Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable provided such principles are consistent with the fair value accounting standard. Realized gains (losses) and changes in unrealized appreciation (depreciation) on open positions are determined on a specific identification basis and recognized in the consolidated statement of income and expenses in the period in which the contract is closed or the changes occur, respectively.

(f) Basis of Presentation and Consolidation

Upon the initial offering of the limited shares of the Fund, 100% of the capital raised by the Fund was used to purchase common units of beneficial interest of the Master Fund. The financial statement balances of the Master Fund were consolidated with the Fund’s financial statement balances beginning with the first reporting period subsequent to the initial offering, and all significant inter-company balances and transactions were eliminated. Separate financial statements of the Master Fund are presented to comply with SEC reporting requirements as the Master Fund is a separate SEC registrant.

(g) Recently Issued Accounting Pronouncements

The Fund is required to follow recent disclosure guidance which includes common requirements for measurement of and disclosure about fair value. The new guidance requires reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: Quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity and a narrative description of the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. It also requires reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements. Previously issued guidance continues to require the same information regarding transfers in and out of Level 3. The disclosures required by this guidance are reflected in Note (4).

In December 2011, additional disclosure guidance was issued requiring financial statements prepared under principles generally accepted in the United States of America to be more comparable to those prepared under International Financial Reporting Standards. The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of assets and liabilities as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, disclosure of collateral received and posted in connection with master netting agreements or similar arrangements is required. New disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Management is evaluating the impact of this additional disclosure guidance on the financial statements and disclosures.

86

(h) Subsequent Events

For purposes of disclosure in the financial statements, the Fund has evaluated events occurring between the year ending December 31, 2012 and when the financial statements were issued.

400,000 Limited Shares created and 350,000 Limited Shares redeemed resulting in 16,500,000 Limited Shares outstanding.

In accordance with the terms of the Distribution Services Agreement which would have renewed on January 7, 2013, the Managing Owner has informed the Distributor that instead of automatically renewing it intends to meet with the Distributor to review the terms of the agreement. The terms of the present agreement remains in effect until amended.

Other than these events, the evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

(4) Fair Value Measurements

The guidance for fair value measurements establishes the authoritative definition for fair value, sets out a framework for measuring fair value and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 — Unobservable inputs for the asset or liability.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. The assets of the Fund are either exchange-traded securities or government securities that are valued using dealer and broker quotations or other inputs that are observable or can be corroborated by observable market data. A summary of the Fund’s assets and liabilities at fair value as of December 31, 2012, classified according to the levels used to value them, are as follows:

Assets	Quoted Prices in Active Market (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Totals
U.S. Treasuries	$—	$469,995,420	$—	$469,995,420
Futures Contracts	(12,514,458)	—	—	(12,514,458)
Total	$(12,514,458)	$469,995,420	$—	$457,480,962

There were no transfers between Level 1 and Level 2 for the Fund during the year ended December 31, 2012. The Fund did not hold any Level 3 securities during the year ended December 31, 2012.

A summary of the Fund’s assets and liabilities at fair value as of December 31, 2011, classified according to the levels used to value them, are as follows:

Assets	Quoted Prices in Active Market (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Totals
U.S. Treasuries	$—	$9,999,990	$—	$9,999,990
Futures Contracts	(45,001,789)	—	—	(45,001,789)
Total	$(45,001,789)	$9,999,990	$—	$(35,001,799)

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There were no transfers between Level 1 and Level 2 for the Fund during the year ended December 31, 2011. The Fund did not hold any Level 3 securities during the year ended December 31, 2011.

(5) Derivative Instruments and Hedging Activities

The Fund uses derivative instruments as part of its principal investment strategy to achieve its investment objective. As of December 31, 2012, the Funds were invested in futures contracts.

At December 31, 2012, the fair value of derivative instruments were as follows:

Derivative Instruments	Asset Derivatives	Liability Derivatives	Net Derivatives
Futures Contracts	$(12,514,458)	$—	$(12,514,458)

The following is a summary of the realized and unrealized gains and losses of the derivative instruments utilized by the Fund, categorized by risk exposure, for the year ended December 31, 2012:

Derivative Instruments	Net Realized Loss on Derivative Instruments	Net Change in Unrealized Gain on Derivative Instruments
Futures Contracts	$(55,222,884)	$32,487,331

At December 31, 2011, the fair value of derivative instruments were as follows:

Derivative Instruments	Asset Derivatives	Liability Derivatives	Net Derivatives
Futures Contracts	$(45,001,789)	$—	$(45,001,789)

The following is a summary of the realized and unrealized gains and losses of the derivative instruments utilized by the Fund, categorized by risk exposure, for the year ended December 31, 2011:

Derivative Instruments	Net Realized Gain on Derivative Instruments	Net Change in Unrealized Loss on Derivative Instruments
Futures Contracts	$36,755,383	$(103,641,471)

The following is a summary of the realized and unrealized gains and losses of the derivative instruments utilized by the Fund, categorized by risk exposure, for the year ended December 31, 2010:

Derivative Instruments	Net Realized Gain on Derivative Instruments	Net Change in Unrealized Gain on Derivative Instruments
Futures Contracts	$43,285,484	$46,259,451

(6) Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The financial instruments used by the Fund are commodity futures, whose values are based upon an underlying asset and generally represent future commitments that have a reasonable possibility to be settled in cash or through physical delivery. These instruments are traded on an exchange and are standardized contracts.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including fluctuations in commodity prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and the Managing Owner was unable to offset such positions, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of an exchange clearinghouse to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of assets and liabilities and not represented by the contract or notional amounts of the instruments.

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The Fund and the Master Fund have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business.

(7) Share Creations and Redemptions

(a) Creation of shares

The Fund will issue Shares in baskets of 50,000 Shares (“Baskets”) only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund. The Baskets will be valued as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

The total payment required to create each Basket is the value of the Fund’s Net Asset Value per Share for 50,000 Shares as of the closing time of NYSE Arca or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date. Baskets will be issued as of 12:00 p.m., New York time, on the Business Day immediately following the creation order date at Net Asset Value per Share as of the closing time of NYSE Arca or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date during the continuous offering period, but only if the required payment has been timely received.

Because orders to create Baskets must be placed by 10:00 a.m., New York time, but the total payment required to create a Basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The Fund’s Net Asset Value and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable creation order is submitted and the time the amount of the creation price in respect thereof is determined.

On any business day, an Authorized Participant may place an order with the Distributor to create one or more Baskets. Creation orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid creation order is the creation order date.

The Administrator may reject a creation order if:

(i)	it determines that the creation order is not in proper form;

(ii)	the Managing Owner believes that the creation order would have adverse tax consequences to the Fund or its Shareholders; or

(iii)	circumstances outside the control of the Managing Owner or the Distributor make it, for all practical purposes, not feasible to process creations of Baskets.

The Distributor and the Managing Owner will not be liable for the rejection of any creation order.

(b) Redemption of Shares

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid redemption order is the redemption order date.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the Net Asset Value of the number of Basket(s) requested in the Authorized Participant’s redemption

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order as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Administrator and the Managing Owner may from time to time agree upon.

The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the Net Asset Value of the Fund declines during the period of the delay. Under the Distribution Services Agreement, the Managing Owner and the Distributor may disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(8) Operating Expenses

(a) Management Fee

The Fund pays the Managing Owner a management fee (the “Management Fee”) monthly in arrears, in an amount equal to 0.85% per annum of the Net Asset Value of the Fund. No separate management fee will be paid by the Master Fund. The Management Fee will be paid in consideration of the use of the license for the Thomson Reuters Continuous Commodity Index held by GreenHaven, LLC, a Georgia limited liability company formed in August 2005, and its subsidiary GreenHaven Commodity Services, LLC, as well as for commodity futures trading advisory services. The management fees incurred for the years ended December 31, 2012, 2011 and 2010 were $4,637,997, $5,895,201 and $2,523,863, respectively. The Management Fees were charged to the Fund and paid to the Managing Owner.

(b) Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the offering of the Shares were paid by GreenHaven, LLC. GreenHaven, LLC is the sole member of the Managing Owner. The Fund and the Master Fund do not have an obligation to reimburse GreenHaven, LLC or its affiliates for organization and offering expenses paid on their behalf.

(c) Brokerage Commissions and Fees

The Managing Owner currently does not expect brokerage commissions and fees as well as routine operational, administrative and other ordinary expenses for which the Funds are responsible, including, but not limited to, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs, to exceed 0.20% of the Net Asset Value of the Master Fund in any year, although the actual amount of such fees and expenses in any year may be greater. The Fund’s brokerage commissions and fees and routine operational, administrative and other ordinary expenses are accrued at a rate of 0.20% per annum in the aggregate. Of the amounts so accrued, the Master Fund first pays brokerage fees, and secondly from the remainder of the amounts so accrued, reimburses the Managing Owner for the Fund’s and Master Fund’s routine operational, administrative, and other ordinary expenses paid by the Managing Owner.

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Brokerage commissions and fees are charged against the Master Fund’s Assets on a per transaction basis on the date of the transaction. The brokerage commissions and trading fees incurred for the years ended December 31, 2012, 2011 and 2010 were $377,195, $1,300,472 and $712,620, respectively. These fees were charged to the Fund and paid to the Commodity Broker. Brokerage commissions and trading fees are typically charged by the Commodity Broker to the Fund on a half-turn basis, i.e. half is charged when a contract is opened and half is charged when a position is closed.

(d) Unusual Fees and Expenses

The Master Fund will pay all the unusual fees and expenses, if any, of the Fund and the Master Fund. Such unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount. There have been no unusual fees and expenses since the Fund commenced investment operations on January 23, 2008.

(e) Routine Operational, Administrative and Other Ordinary Expenses

During the continuous offering period the Managing Owner paid all of the routine operational, administrative and other ordinary expenses of the Index Fund and the Master Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal fees and expenses, tax preparation expenses, filing fees, fees in connection with fund administration, and printing, mailing and duplication costs. The Managing Owner may be reimbursed for routine operational, administrative and other ordinary expenses. See Note 8 (c) for details of the Fund’s brokerage commissions and fees and routine operational, administrative and other ordinary expenses accrual policy.

(9) Termination

The term of the Fund is perpetual, unless terminated in certain circumstances as set forth below.

The Fund will dissolve at any time upon the happening of any of the following events:

(i)
The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within ninety (90) days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Managing Owner as provided above within one hundred and twenty (120) days of such event of withdrawal, Shareholders holding Shares representing at least seventy-five percent (75%) of the Net Asset Value (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Managing Owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

(ii) The occurrence of any event which would make unlawful the continued existence of the Fund.

(iii)  In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated).

(iv) The Fund becomes insolvent or bankrupt.

(v)   The Shareholders holding Shares representing at least seventy-five percent (75%) of the Net Asset Value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

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(vi)  The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund.

(vii) The Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

(viii)	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

(10) Profit and Loss Allocations and Distributions

The Managing Owner and the Shareholders share in any profits and losses of the Fund attributable to the Fund in proportion to the percentage interest owned by each. Distributions may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the shareholders.

(11) Net Asset Value and Financial Highlights

The Fund is presenting the following Net Asset Value and financial highlights related to investment performance and operations for a Share outstanding for the years ended December 31, 2012, 2011 and 2010. The net investment loss and total expense ratios have been annualized. The total return is based on the change in Net Asset Value of the Shares during the period. An individual investor’s return and ratios may vary based on the timing of capital transactions.

	Year	Year	Year
	Ended	Ended	Ended
	December 31, 2012	December 31, 2011	December 31, 2010

Net Asset Value
Net Asset Value per Limited Share, beginning of year	$29.96	$32.88	$26.22

Net realized and change in unrealized gain (loss) from investments	(0.85)	(2.59)	6.93
Net investment loss	(0.26)	(0.33)	(0.27)
Net increase (decrease) in net assets from operations	(1.11)	(2.92)	6.66
Net Asset Value per Limited Share, end of year	$28.85	$29.96	$32.88

Market value per Limited Share, beginning of year	$29.96	$32.95	$26.32
Market value per Limited Share, end of year	$28.83	$29.96	$32.95

Ratio to average net assets (i)
Net investment loss	(0.86)%	(0.99)%	(0.98)%
Total expenses	0.92%	1.04%	1.09%

Total Return, at Net Asset Value (ii)	(3.70)%	(8.88)%	25.40%
Total Return, at market value (ii)	(3.77)%	(9.07)%	25.19%

(i) Percentages are annualized.

(ii) Percentages are not annualized.
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